UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

GLOBAL INDEMNITY GROUP, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBAL INDEMNITY GROUP, LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 15, 2022

TIME	12:00 P.M. (Eastern Time) on Wednesday, June 15, 2022.

PLACE

Virtual meeting via a live webcast. You will not be able to attend the Annual Meeting in person. In order to participate, you must register at https://register.proxypush.com/GBLI by June 13, 2022 by using the control number found on your proxy card or voting instruction form. Beneficial holders should contact their broker for this information. Registered shareholders will be provided a link to the 2022 Annual Meeting an hour prior to the start of the meeting.

ITEMS OF BUSINESS

(1)   To elect the following individual to the Board of Directors of Global Indemnity Group, LLC:

Seth J. Gersch

(2)   To ratify the appointment of Global Indemnity Group, LLC’s independent auditor.

(3)   To transact such other business as may properly be brought before the 2022 Annual Meeting or any adjournments or postponements thereof.

The foregoing items, including the votes required in respect of each item, are more fully described and the full text of the proposals are set forth in the proxy statement accompanying this Notice of Annual Meeting of Shareholders.

RECORD DATE

The Board of Directors has fixed the close of business (Eastern) on April 19, 2022 as the record date for the 2022 Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the 2022 Annual Meeting or any adjournment or postponement thereof.

VOTING BY PROXY

You may vote your shares in person or by mail, by completing, signing and returning the enclosed proxy card by mail. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee.

By order of the Board of Directors

STEPHEN W. RIES

Secretary

Head of Investor Relations

April 29, 2022

Three Bala Plaza East,

Suite 300

Bala Cynwyd, PA 19004

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND AND VOTE ON YOUR BEHALF. THE PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. YOU MAY REVOKE A PREVIOUSLY DELIVERED PROXY AT ANY TIME PRIOR TO THE 2022 ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY.

i

GLOBAL INDEMNITY GROUP, LLC

Three Bala Plaza East

Suite 300

Bala Cynwyd, PA 19004

www.gbli.com

(610) 664-1500

PROXY STATEMENT

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Global Indemnity Group, LLC will be held virtually, via a live webcast, at 12:00 P.M. Eastern on June 15, 2022. On or about April 29, 2022, we mailed you a proxy card, the proxy statement for the Annual Meeting (the “Proxy Statement”), and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “10-K”) (collectively, the “Proxy Materials”).

Our Board of Directors (the “Board”) has fixed the close of business on April 19, 2022 as the record date for the Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual Meeting and any adjournments or postponements thereof.

COMPANY INFORMATION

Global Indemnity Group, LLC, a Delaware limited liability company formed on June 23, 2020, replaced Global Indemnity Limited, a Cayman Islands exempted company limited by shares, as the ultimate parent company of the Global Indemnity group of companies as a result of a redomestication transaction completed on August 28, 2020 (the “Redomestication”). The Class A Common Shares of Global Indemnity Group, LLC are traded on the New York Stock Exchange (“NYSE”) under the symbol “GBLI.” Our predecessor companies have been publicly traded since 2003. Our website is www.gbli.com. Information on our website is not incorporated into this Proxy Statement.

References in this Proxy Statement to “Global Indemnity,” “GBLI,” “Company,” “we,” “us” and “our” refer to Global Indemnity Group, LLC and our consolidated subsidiaries unless the context requires otherwise or, prior to August 28, 2020, to Global Indemnity Limited.

VOTING AND REVOCABILITY OF PROXIES

If, at the close of business on April 19, 2022, you were a shareholder of record, you may vote your shares by proxy either by mail or by participating in the Annual Meeting, or any adjournments or postponements thereof. For shares held through a bank, broker or other nominee, you may vote by following the instructions provided by your bank, broker or nominee to submit voting instructions to your bank, broker or other nominee. You may revoke your proxy or proxies at the times and in the manners described below.

If you are a shareholder of record or hold shares through a bank, broker or other nominee and are voting by proxy, in order to be counted your mailed proxy card must be received by 11:59 p.m. (Eastern) on June 13, 2022.

To Vote By Proxy:

For Shareholders of Record, By Mail:

When you receive the proxy card, mark your selections on the proxy card.

Date and sign your name exactly as it appears on your proxy card.

Mail the proxy card in the postage-paid envelope that will be provided to you.

If Shares Held Through a Bank, Broker or Other Nominee:

Follow the instructions provided by your bank, broker or other nominee to submit your voting instructions to your bank, broker or other nominee.

To Vote In Person:

For Shareholders of Record:

You can participate in the Annual Meeting. If you vote by proxy and also participate in the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. To participate in the Annual Meeting you must register at https://register.proxypush.com/GBLI by June 3, 2022 by using the control number found on your proxy card or voting instruction form. Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If Shares Held Through a Bank, Broker or Other Nominee:

If you hold your shares through a bank, broker or other nominee, please also bring with you a letter from the bank, broker or other nominee confirming your ownership as of the record date (April 19, 2022). You will not be able to vote such shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the record holder (i.e. bank, broker or other nominee) giving you the right to vote at the Annual Meeting.

General:

Failure to register may delay your ability to participate or prevent you from participating, in the Annual Meeting.

The following proposals are scheduled to be voted on at the Annual Meeting:

•	Proposal One: To elect the following individual to the Board of Directors of Global Indemnity Group, LLC: Seth J. Gersch.

•	Proposal Two: To ratify the appointment of Global Indemnity Group, LLC’s independent auditor.

In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement) or any adjournments or postponements thereof, then the individuals named in your proxy card will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

On the record date, 10,592,278 Class A Common Shares and 3,947,206 Class B Common Shares of GBLI were issued and outstanding (“Outstanding Voting Shares”). On each matter voted on at the Annual Meeting and any adjournment or postponement thereof, each record holder of Class A Common Shares will be entitled to one vote per share and each record holder of Class B Common Shares will be entitled to ten votes per share. The holders of Class A Common Shares and the holders of Class B Common Shares will vote together as a single class.

The required quorum for the Annual Meeting consists of the holders of a majority of the votes entitled to be cast by the Outstanding Voting Shares, taken as a single class, present in person or represented by proxy. For each of the proposals being considered at the Annual Meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast.

If you mark your proxy as “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter and will have no effect on the outcome of such matter, but will be counted in determining whether a quorum is present. Proxies submitted by banks, brokers or other nominees that do not indicate a vote for one or more of the proposals because the bank, broker or other nominee does not have discretionary voting authority, but does have discretionary authority to vote on at least one proposal, and has not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

Banks, brokers or other nominees holding shares in street name for beneficial owners are generally required to vote such shares in the manner directed by the beneficial owner. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Global Indemnity Group, LLC’s independent auditor for the fiscal year ending December 31, 2022. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

You may vote your shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows at the Annual Meeting or any adjournments or postponements thereof:

•	“FOR” the election of Seth J. Gersch.

•	“FOR” the ratification of the appointment of Global Indemnity Group, LLC’s independent auditor.

If any other business is properly brought before the Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), in accordance with the discretion of the persons voting such proxies. If you are a shareholder of record, you may change your vote and revoke your proxy by:

•

Sending a written statement to that effect to our Corporate Secretary c/o Global Indemnity Group, LLC Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, provided such statement is received no later than 11:59 p.m. (Eastern) on June 13, 2022;

•	Submitting a properly signed proxy card with a later date that is received no later than 11:59 p.m. (Eastern) on June 13, 2022; or

•	Participating in the Annual Meeting and voting in person.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2021

The Proxy Statement and Annual Report on Form 10-K are available on or about

April 29, 2022 at:

https://www.envisionreports.com/GBLI

PROPOSAL ONE: ELECTION OF DIRECTOR

Our Second Amended and Restated Limited Liability Company Agreement (the “LLCA”) provides that the size of our Board shall be determined from time to time by our Board, and the number of directors on our Board is currently fixed at five. The current directors on our Board are Saul A. Fox, Joseph W. Brown, David S. Charlton, Seth J. Gersch, and James R. Holt, Jr.

Under the LLCA, the Class B Majority Shareholder is any person or group that, together with their respective affiliates, holds, beneficially or of record, (i) a majority of the outstanding Class B Common Shares and (ii) shares representing in the aggregate, at least twenty-five percent (25%) of the voting power of Global Indemnity’s outstanding shares. The Fox Paine Fund, as defined in the “Principal Shareholders and Security Ownership of Management” section of this proxy statement and FM Entities (collectively with the Fox Paine Fund and Fox Paine & Company, LLC, the “Fox Paine Entities”) beneficially own 100% of the outstanding Class B Common Shares and Class A and B Common Shares representing approximately 83% of the voting power of GBLI as of April 19, 2022 and are therefore the Class B Majority Shareholder. Pursuant to Section 5.3 of the LLCA, and based on the percentage of the voting power in the Company of the Class B Majority Shareholder as of the record date, the Class B Majority Shareholder is entitled, but is not obligated, to appoint each of the five directors of the Board (the “Designated Directors”). The Class B Majority Shareholder notified GBLI in writing on April 28, 2022, that it has appointed the following four (4) individuals to serve as Designated Directors for a term beginning on the date of the Annual Meeting and expiring at Global Indemnity’s 2023 Annual Meeting of Shareholders: Saul A. Fox; Joseph W. Brown; David S. Charlton; and James R. Holt, Jr. The Class B Majority Shareholder has elected not to exercise its right to designate a fifth (5th) individual to serve as a Designated Director for a term beginning on the date of the Annual Meeting and expiring at Global Indemnity’s 2023 Annual Meeting of Shareholders. Notwithstanding such election, and subject to the terms of the LLCA, the Class B Majority Shareholder retains the right to designate any and all Designated Directors that it may be entitled to appoint from time to time.

Our Board has nominated Seth J. Gersch for election as director to fill the remaining Board seat, for a term expiring at the 2022 Annual Meeting of Shareholders, or when a successor is duly elected and qualified. If Mr. Gersch becomes unable to or declines to serve as a director prior to election at the Annual Meeting, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board may nominate.

See “Additional Information – Principal Shareholders and Security Ownership of Management.”

Nominee for Director

Seth J. Gersch, 74, has served as a director since February 2008. He serves as managing member of Eclipse Assets, LLC which does business as Hindsight Vineyards and Hindsight Wines, a Napa Valley based winery. He was the chief operating officer of Fox Paine & Company, LLC from 2007 through 2009. Prior to joining Fox Paine & Company, LLC, Mr. Gersch was the chief operating officer and a member of the executive committee of ThinkEquity Partners, LLC from 2004 through 2007. From 2002 through 2004, Mr. Gersch was president and chief executive officer of Presidio Capital Advisors, LLC. In addition, Mr. Gersch held several positions with Banc of America Securities’ predecessor organization, Montgomery Securities, and founded the BrokerDealer Services Division of Banc of America Securities where he served as president and chief executive officer. Mr. Gersch is a former member of the board of directors of Cradle Holdings (Cayman) Ltd. and Paradigm, Ltd. He also served as a director of the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. Mr. Gersch received a BBA in accounting and electronic data processing from Pace University. Mr. Gersch’s experience and skills acquired through his business and financial background with multiple companies were considered when nominating him.

Designated Directors

Saul A. Fox, 68, has served as a director of Global Indemnity and its predecessor companies since August 2003, as Chairman of the Company since September 2003, as the Company’s Chief Executive Officer from February 2007 to June 2007, and as chief executive of Fox Paine & Company, a private equity firm, from its founding in 1996 through to the date hereof. The Fox Paine Entities constitute the Company’s largest shareholder.

Prior to founding Fox Paine & Company, Mr. Fox was a general partner of Kohlberg, Kravis & Roberts & Co. (“KKR”), a global alternative asset manager. During his 13 years with KKR, Mr. Fox led the highly successful acquisitions and divestitures of American Reinsurance, Canadian General Insurance (KKR’s first acquisition outside of the United States) and Motel 6. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins LLP, specializing in tax law and mergers & acquisitions. Over Mr. Fox’s 42 year career in private equity, Mr. Fox orchestrated numerous acquisitions, mergers, divestitures and financing transactions in property & casualty insurance, reinsurance, oil & natural gas exploration & production, oil & natural gas exploration & production software, independent power generation, diagnostic and therapeutic medical instruments and devices, motel hospitality, and branded personal fragrance manufacturing and retailing.

Fox Paine & Company arranged, on behalf of Global Indemnity, the acquisitions of our predecessor companies, United National, Penn Independent, Penn America Group, Collectibles Insurance Services and American Reliable. Fox Paine also arranged and “back stopped” Global Indemnity’s $100 million Rights Offering in 2009 as well as the Company’s 2015 repurchase of 11.7 million Global Indemnity shares (representing 45% of the outstanding shares) for $268 million (including shares subject to repurchase options).

Mr. Fox received a B.S. degree in Communications from Temple University in 1975 (summa cum laude) and a Juris Doctor degree from the University of Pennsylvania School of Law in 1978 (cum laude).

Joseph W. Brown, 73, has served as a director since December 2015. Until December 2017, Mr. Brown served on the board of directors of MBIA, Inc. (NYSE: MBI) and until September 2017, Mr. Brown was the Chief Executive Officer of MBIA, Inc. He rejoined MBIA, Inc. in February 2008 as Chairman and Chief Executive Officer and served as Chairman until May 7, 2009. He became Executive Chairman on May 6, 2004 and retired from that position on May 3, 2007. Until May 2004, he had served as Chairman and Chief Executive Officer. He originally joined MBIA, Inc. as Chief Executive Officer in January 1999, having been a Director since 1986 and became Chairman in May 1999. Prior to joining MBIA, Inc., Mr. Brown was Chairman of the Board of Talegen Holdings, Inc. from 1992 through 1998. Prior to joining Talegen, Mr. Brown had been with Fireman’s Fund Insurance Company as President and Chief Executive Officer.

David S. Charlton, 56, has served as chief executive of our insurance operations since April 19, 2021. Mr. Charlton is a 35-year veteran property and casualty insurance industry senior executive, with particular expertise in excess and surplus, binding authority, small business, and other specialty insurance businesses. Prior to joining the Company, Mr. Charlton served for seven years at Chubb Limited (“Chubb”), where he had been recruited to expand its Westchester Specialty excess and surplus small business division. Prior to Chubb, Mr. Charlton served at Berkshire Hathaway’s United States Liability Insurance Company (“USLI”), including as executive vice president and chief underwriting officer. Mr. Charlton began his insurance career at Philadelphia Consolidated Insurance Companies, where he created and managed the company’s core professional lines casualty division. Mr. Charlton is a graduate of Babson College, a former chairman of the Mid-Atlantic Professional Liability Underwriting Society, and a registered professional liability underwriter.

James R. Holt, Jr., 64, has served as a director since February 2022. Mr. Holt is the co-founder and Chief Financial Officer of Evergreen Environmental, LLC, a wetland mitigation banking company active in New Jersey, Pennsylvania and Virginia. He was Executive Vice President and Chief Underwriting Officer of Berkshire Hathaway’s USLI from 1994 through 2006. Mr. Holt began his insurance career in 1983 at General Reinsurance Corporation where he served as a vice President and Manager of the Casualty Individual Risk units in Chicago and later, New York. Mr. Holt received a BA in English from Harvard College.

Required Vote

To be elected as a director, Mr. Gersch must receive the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

The Board of Directors Recommends Voting “For” the Directors’ Nominee.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF GLOBAL INDEMNITY GROUP, LLC’S INDEPENDENT AUDITOR

General

The appointment of an independent auditor is made annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has appointed Ernst & Young Global Limited (“EY”) as our independent auditor for the fiscal year ending December 31, 2022. As a matter of good corporate governance, the Audit Committee submits its selection of the independent auditor to our shareholders for ratification in a non-binding vote at the Annual Meeting. If the shareholders do not ratify the appointment of EY, the selection of our independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change is in the best interests of GBLI and its shareholders.

A representative of EY is expected to be available to respond to appropriate questions from shareholders at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires.

Information Regarding Our Independent Auditor

The following table shows the fees that were billed to us by EY for professional services rendered for the fiscal years ended December 31, 2021 and December 31, 2020.

Fee Category	2021	2020
Audit Fees	$2,089,850	$1,643,784
Audit-Related Fees	94,000	249,800
Tax Fees	160,570	413,469
All Other Fees	0	0

Total Fees	$2,344,420	$2,307,053

Audit Fees

This category includes fees for the audit of our annual financial statements and review of interim quarterly financial statements included on our quarterly reports on Form 10-Q and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” For 2021, we paid EY $94,000 for tax audit support related to the Redomestication. For 2020, we paid EY $249,800 related to agreed-upon procedures for audit work related to Global Indemnity Reinsurance Company, Limited’s merger into Penn-Patriot Insurance Company.

Tax Fees

This category includes fees for tax compliance, tax advice and tax planning. The services provided included tax advice and assistance with tax compliance and reporting to federal, state and foreign taxing authorities as well as transfer pricing services. In 2021, we paid EY $150,000 for tax compliance services, $9,046 for advice regarding debt and corporate restructuring, $1,265 for advice on a local tax issue, and $259 on director compensation reporting. In 2020, we paid EY $164,683 for advice relating to the Redomestication, $99,433 for advice relating to foreign tax matters, $6,430 for consulting on federal tax matters, and $422 for advice on a local tax issue. We also paid EY $142,500 for tax compliance services. The Audit Committee considered whether providing the non-audit services shown in the table above was compatible with maintaining EY independence and concluded that it was.

All Other Fees

This category includes fees for products and services provided by EY that are not included in the categories described above. No payments were made to EY in 2021 or 2020 for all other fees.

Pre-Approval of Services

To ensure that our independent auditor maintains the highest level of independence and pursuant to the Audit Committee Pre-Approval Policy, the Audit Committee is required to pre-approve the audit and permitted non-audit services performed by our independent auditor. The Audit Committee pre-approved 100% of the fees for audit and non-audit services performed by EY during the year ended December 31, 2021. To ensure that the provision of these services does not impair the independence of our independent auditor, unless a type of service to be provided by our independent auditor and the associated fees have been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee’s separate pre-approval of any proposed services and the associated fees is required. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent auditor; it does not apply to similar services performed by persons other than our independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy. The Audit Committee most recently reassessed and approved its Audit Committee Pre-Approval Policy in November 2016.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for the ratification of the appointment of EY as our independent auditor for the fiscal year ending December 31, 2022.

The Board of Directors Recommends voting “For” Proposal Two.

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Board Structure

It is our policy to separate the positions of Chief Executive Officer and Chairman of the Board. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of having a separate Chairman of the Board is the most appropriate for us at this time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a Chairman of the Board independent of the Company’s management, whose sole job is to lead the Board, allows our management to better focus their time and energy on running the day-to-day operations of GBLI. The Board believes that GBLI’s current leadership structure does not affect its role in risk oversight of GBLI.

While the full Board is ultimately responsible for risk oversight, the Board exercises its risk oversight responsibilities through its committees, which regularly report to the full Board. Our Enterprise Risk Management Committee addresses enterprise risk matters, the Audit Committee addresses financial reporting risk, the Nomination, Compensation and Governance Committee addresses compensation related matters, the Investment Committee addresses risks related to investing and the Technology Committee addresses risks related to technology. Finally, our Board regularly meets with members of the senior management team at quarterly meetings of the Board, where, among other topics, they discuss strategy and risks facing GBLI, as well as at such other times as they deem appropriate. For a further discussion, see “Board Committees” below.

Our Board has determined that Seth J. Gersch, Joseph W. Brown and James R. Holt, Jr. are independent as defined by applicable NYSE Listing Rules and the SEC rules. We believe that the number of independent, experienced directors that make up our Board, along with the oversight of our Board by the non-executive Chairman of the Board, benefits us and our shareholders.

Meetings and Independence Requirements

Our Board held nine meetings in 2021. In 2021, all of the incumbent members of our Board attended 75% or more of the total number of meetings of our Board and the total number of meetings held by committees on which they served that were held during the period for which they were directors and served on such committees.

The Annual Meeting will be our nineteenth annual meeting of shareholders. We do not have a policy about directors’ attendance at our annual meeting of shareholders. No director attended our 2021 Annual Meeting.

Global Indemnity is a “controlled company” as defined in the NYSE Listed Company Manual Section 303A.00 because more than 50% of our voting power is held by affiliated funds of Fox Paine & Company, LLC. See “Additional Information — Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from certain requirements of the NYSE with respect to (1) having a majority of independent directors on our Board, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

There are no family relationships among any of our directors or executive officers.

Board Committees

The Board currently has five members and the following seven committees: Audit; Conflicts; Nomination, Compensation, & Governance; Executive; Investment; Technology, and Enterprise Risk Management.

Audit Committee

The Audit Committee held four meetings in 2021. The Audit Committee currently consists of Seth J. Gersch, Joseph W. Brown, and James R. Holt, Jr. Mr. Gersch is the Chair of the Audit Committee. Our Board has determined that Messrs. Gersch, Brown, and Holt each qualify as an “independent director” as that term is defined in the NYSE Listing Rules, and each member of the Audit Committee satisfies the enhanced independence requirements for Audit Committee members under the rules of the SEC and the NYSE Listed Company Manual Section 303A.07. Our Board has also determined that all three members of the Audit Committee are able to read and understand fundamental financial statements as required by the NYSE Listed Company Manual and that each of Messrs. Gersch, Brown, and Holt qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and our independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with our independent auditor the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.

A copy of our Audit Committee Charter is available on our website at www.gbli.com.

Conflicts Committee

The Conflicts Committee held no meetings in 2021. The Conflicts Committee consists of Seth J. Gersch and Joseph W. Brown. Mr. Gersch is the Chair of the Conflicts Committee.

The primary duty of the Conflicts Committee is to, as and when requested by the Board, investigate, review, evaluate and take action upon any actual or potential conflicts of interest that may exist or arise from time to time in connection with any transaction, activity, arrangement, circumstance or other matter between or among one or more of GBLI’s shareholders and/or directors or any of their affiliates, on the one hand, and GBLI, on the other hand.

A copy of our Conflicts Committee Charter is available on our website at www.gbli.com.

Nomination, Compensation & Governance Committee

The Nomination, Compensation, & Governance Committee (“Nom-Comp Committee”) held seven meetings in 2021. The Nom-Comp Committee currently consists of Saul A. Fox and James R. Holt, Jr. Mr. Holt qualifies as an independent director under the applicable NYSE Listed Company Manual and SEC rules. Mr. Holt is the Chair of the Nom-Comp Committee.

The primary duties of the Nom-Comp Committee are to identify and recommend to the Board individuals qualified to serve as directors and on committees; to advise the Board with respect to the Board composition, procedures and committees; to oversee GBLI’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; to review and discuss with management the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC; to prepare the Compensation Committee Report as required by the rules of the SEC; to develop, recommend and advise the Board with respect to the corporate governance principles applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.

The Nom-Comp Committee meets at least once a year in conjunction with a regularly scheduled Board meeting and as needed at other times. Management participates in such meetings at the invitation of the Nom-Comp Committee, providing financial data on which compensation decisions are based, publicly available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management may also propose financial targets on which performance will be judged. Generally, at each meeting an executive session is held without members of management present. In the course of its activities, the Nom-Comp Committee may designate or allocate all or any portion of its responsibilities and powers to a subcommittee consisting of one or more of its members.

Further discussion regarding the Nom-Comp Committee’s processes for setting executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis — Committee Activities and Compensation paid to Named Executive Officers with Respect to 2021” and “Our Compensation Philosophy.”

A copy of our Nom-Comp Committee Charter is available on our website at www.gbli.com.

Executive Committee

The Executive Committee currently consists of Saul A. Fox and Seth J. Gersch. Mr. Fox is Chair of the Executive Committee. The Executive Committee has the authority between meetings of the full Board to exercise the powers of the Board as permitted by applicable law and listing standards, other than those powers reserved for other committees or the full Board.

A copy of our Executive Committee Charter is available on our website at www.gbli.com.

Investment Committee

The Investment Committee currently consists of Saul A. Fox and Seth J. Gersch. Mr. Fox is the chair of the Investment Committee. The principal duties of the Investment Committee are to establish and review our investment guidelines and to review our investments to ensure compliance with our investment guidelines.

A copy of our Investment Committee Charter is available on our website at www.gbli.com.

Technology Committee

The Technology Committee currently consists of Joseph W. Brown and James R. Holt, Jr. Mr. Brown is the Chair of the Technology Committee. The principal duties of the Technology Committee are to review technology and general industry trends that could affect technology and related investments, review the Company’s technology infrastructure, review and discuss with management technology policies, and review technology budget and expenditures.

A copy of our Technology Committee Charter is available at www.gbli.com.

Enterprise Risk Management Committee

The Enterprise Risk Management Committee currently consists of Joseph W. Brown and James R. Holt, Jr. Mr. Brown is the Chair of the Enterprise Risk Management Committee. The principal duties of the Enterprise Risk Management Committee are to periodically report to the Board regarding material risks to the Company’s capital base, liquidity, cybersecurity, information technology, operations, issues which might affect the Company’s credit or other market ratings and to establish a set of key risk indicators against which to measure heightened or decreased risks based upon information and determinations of Company management.

A copy of our Enterprise Risk Management Committee Charter is available at www.gbli.com.

Shareholder Nominations to our Board of Directors and Other Shareholder Communications

Pursuant to Section 5.3 of the LLCA, and based on the percentage of the voting power in the Company of the Class B Majority Shareholder as of the record date, the Class B Majority Shareholder is entitled, but is not obligated, to appoint each of the five (5) directors of the Board.

Under the LLCA, in order to nominate a director at the 2023 annual meeting of shareholders, you must satisfy the ownership requirements set forth in the LLCA and notify us of such nomination in writing, which notice must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, Three Bala Plaza East, Suite 300, Bala Cynwyd, Pennsylvania 19004, no earlier than January 17, 2023 and no later than February 16, 2023, unless our 2023 annual meeting of shareholders is not within twenty-five (25) days before or after the anniversary of our 2022 annual meeting of shareholders, in which case the notice must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the 2023 annual meeting was made, whichever occurs first. In order to nominate a director, you must comply with the specific procedures and requirements set forth in the LLCA and the nomination must contain the specific information required by the LLCA. You may write to our Corporate Secretary at Three Bala Plaza East, Suite 300, Bala Cynwyd, Pennsylvania 19004 to deliver the notices discussed above and to request a copy of the relevant LLCA provisions regarding the requirements for nominating director candidates pursuant to the LLCA.

Our Board also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board as a group, or one or more specific members of our Board, should communicate in writing addressed to the specified names c/o Global Indemnity Group, LLC, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004 or e-mailed to ir@gbli.com. Emails addressed to the Board will be forwarded, as appropriate, to the Board.

Executive Sessions

At least twice a year, the independent directors meet in executive session.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of directors and director candidates, as well as requirements for the committees for the Board.

In addition, our Board adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers and employees of GBLI and its subsidiaries. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on our website at www.gbli.com. Within the time period specified, and to the extent required, by the SEC and the NYSE Listed Company Manual, we will post on our website any amendment to our Corporate Governance Guidelines and Code of Business Conduct and Ethics and any waiver applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, or our Board. The Company’s Insider Trading Policy prohibits directors, officers and employees from purchasing the Company’s securities on margin, from holding the Company’s securities in margin accounts, engaging in short sales, trading in any options, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.

DIRECTOR COMPENSATION

General

The form and amount of non-employee director compensation is determined by the Board. Our directors that are also employees of the Company are not separately compensated for their service as directors. We believe that director compensation should not only be competitive within the insurance industry, but also fair and reasonable in light of our directors’ background and experiences, as well as the overall time, effort and complexity involved in carrying out their responsibilities as directors.

To align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our non-employee directors receive annual retainers for serving on the Board and each committee payable in cash and in restricted Class A Common Shares. The annual retainers are allocated between Global Indemnity Group, LLC and GBLI Holdings, LLC. The number of Class A Common Shares to be issued to a director under Global Indemnity Limited’s 2018 Share Incentive Plan, as amended on August, 28, 2020, (the “2018 Share Incentive Plan”) is determined by dividing the amount of the remuneration earned for the calendar quarter divided by the per share value in respect of the calendar quarter. The per share value in respect of the calendar quarter equals (i) the volume weighted average closing price of our Class A Common Shares on NYSE over the calendar quarter during which the remuneration was earned, less (ii) dividends paid in such calendar quarter in respect of such number of Class A Common Shares.

The below restrictions on transfer, sale and disposition are designed to ensure that our directors maintain a long-term perspective when overseeing our operations. Further, the Company’s insider trading policy prohibits directors from purchasing the Company’s securities on margin and from holding the Company’ securities in margin accounts and prohibits directors from engaging in short sales of the Company’s securities or trading in any options (including, but not limited to, puts and calls) to buy or sell such securities.

All non-employee directors, except Mr. Fox, are eligible to receive reimbursement for their reasonable business related expenses and reasonable out-of-pocket expenses incurred in order to attend Board meetings, Board committee meetings, and other events requiring in-person attendance. Non-employee directors do not receive attendance fees for meetings.

While a member of the Board and during the twelve calendar months immediately following the date a director ceases to be a member of the Board, a director may not hypothecate, sell or otherwise dispose of any Class A Common Shares, Global Indemnity share derivatives or any other Global Indemnity (including its affiliates’) securities unless any such transaction is approved in advance in writing by the Chairperson of the Board, in his or her sole discretion. In addition, all trades (including, without limitation, any sale, hypothecation, other disposition, purchase or other acquisition) of any Global Indemnity Class A Common Shares, Global Indemnity share derivatives, of any other Global Indemnity (including its affiliates’) securities must comply with the Company’s Insider Trading Policy.

To protect the legitimate business interests of the Company and its subsidiaries, including their trade secrets, confidential information and existing and prospective client, broker and other valuable business relationships that form a substantial part of their goodwill, each director agrees that while serving as a director of the Company or its affiliates, he or she will not “Compete with the Companies” as described below. If a director violates this provision, as reasonably determined by the Company, then, in addition to all other remedies available at law or in equity, such director shall promptly repay an amount equal to the total dollar value of all Gross-Up Shares and Gross-Up Cash, as defined below in the 2021 and 2022 sections of the Retainer and Fee Schedule, received by or credited to such director or former director since January 1, 2020 (the “Gross-Up Reimbursement”).

To further protect the aforementioned legitimate business interests, each director agrees that if, at any time during the twelve calendar months immediately following a director’s service on the Board, he or she Competes with the Companies, as reasonably determined by the Company, then, in addition to all other remedies available at law or in equity, such former director shall promptly repay an amount equal to the Gross-Up Reimbursement. The Chairperson, in his or her sole discretion, may, upon the request of any current or former director, exempt from the obligation to repay the Gross-Up Reimbursement any activity or investment by such director that might otherwise be prohibited by the non-competition provisions if the Chairperson determines it is in the best interest of the Company to do so.

“Compete[s] with the Companies” means providing “Assistance” to a “Competitor.”

“Competitor” means any company, partnership, business association or group of affiliated companies, partnerships or business associations offering insurance products or services that are competitive with the insurance products or services being offered by the Company or its subsidiaries or affiliates in any “Market” in which the Company or its subsidiaries or affiliates are then offering such insurance products or services (a “Competitive Product”) and shall include, but not be limited to, any company, partnership, business association or group of affiliated companies, partnerships or business associations listed as a peer in the latest annual report of the Company. Notwithstanding the foregoing, a Competitor shall not include any company or group of affiliated companies that in the twelve (12) calendar months preceding the date the current or former director began providing Assistance, had (i) less than $50 million of aggregate gross insurance premiums; and (ii) out of such aggregate gross insurance premiums, less than 10% were generated from a Competitive Product.

“Market” means any of the following: (i) an area such as a country, state, region or subdivision thereof, (ii) a product market such as equine mortality, or (iii) an industry market such as the reinsurance market.

Providing “Assistance” to a Competitor, means either (i) directly or indirectly, assisting, aiding or advising a Competitor, whether as an employee, executive, director, consultant or otherwise; and/or (ii) owning, operating or providing financing to, a Competitor. However, notwithstanding the foregoing, the following shall not constitute providing “Assistance”: (i) owning passive minority interests in publicly traded securities issued by Competitors; and/or (ii) assisting, aiding or advising a Competitor at the written request of, or with the approval of, the Chairperson, such permission to be given or withheld in his or her sole discretion.

Retainer and Fee Schedule

2021

From January 1, 2021 to December 31, 2021, each non-employee director elected for their annual remuneration to be paid either in fully vested Class A Common Shares or in cash. If the non-employee director elected to be paid in Class A Common Shares, then the non-employee director received “Gross-Up Amounts” equal to 37% of the amount of remuneration a non-employee director earned during the applicable calendar quarter. Each non-employee director may elect to receive the Gross-Up Amounts in cash, Class A Common Shares or a combination thereof. The amount of Class A Common Shares included as part of or all of any Gross-Up Amounts is equal the portion of the Gross-Up Amount for the calendar quarter divided by the per share value in respect of the calendar quarter as described in the “General” section above.

From January 1, 2021 to December 31, 2021, the amount of the annual retainer for each non-employee director was: (1) $50,000 for all non-employee directors; (2) an additional $150,000 for the Chairperson; (3) an additional $150,000 for the non-employee director who chaired the Audit Committee; (4) an additional $25,000 for non-employee directors who served on the Audit Committee in a capacity other than Chairperson; (5) an additional $50,000 for the non-employee director who chaired the Conflicts Committee; (6) an additional $25,000 for the non-employee directors who served on the Conflicts Committee in a capacity other than Chairperson; (7) an additional $150,000 for the non-employee director who chaired the Investment Committee; (8) an additional $150,000 for non-employee directors that co-chaired the Investment Committee; (9) an additional $25,000 for non-employee directors who served on the Investment Committee in a capacity other than

Chairperson or co-chair; (10) an additional $75,000 for the non-employee director who chaired the Nomination, Compensation, & Governance Committee; (11) an additional $25,000 for non-employee directors who served on the Nomination, Compensation, & Governance Committee in a capacity other than Chairperson; (12) an additional $150,000 for the non-employee director who chaired the Executive Committee; (13) an additional $50,000 for non-employee directors who served on the Executive Committee in a capacity other than Chairperson; (14) an additional $150,000 for the non-employee director who chaired the Enterprise Risk Committee; (15) an additional $25,000 for non-employee directors who served on the Enterprise Risk Committee in a capacity other than Chairperson; (16) an additional $75,000 for the non-employee director who chairs the Technology Committee; and (17) an additional $25,000 for the non-employee directors who served on the Technology Committee in a capacity other than Chairperson.

2022

Effective January 1, 2022, each non-employee director elects their annual remuneration to be paid either in fully vested Class A Common Shares or in cash. If the non-employee director elects to be paid in Class A Common Shares, then the non-employee director receives “Gross-Up Amounts” equal to 40% of the amount of remuneration a non-employee director earned during the applicable calendar quarter. Each non-employee director may elect to receive the Gross-Up Amounts in cash, Class A Common Shares or a combination thereof. The amount of Class A Common Shares included as part of or all of any Gross-Up Amounts is equal the portion of the Gross-Up Amount for the calendar quarter divided by the per share value in respect of the calendar quarter as described in the “General” section above.

Effective January 1, 2022, the amount of the annual retainer for each non-employee director is: (1) $50,000 for all non-employee directors; (2) an additional $150,000 for the Chairperson; (3) an additional $25,000 for any Vice-Chairperson; (4) an additional $150,000 for the non-employee director who chairs the Audit Committee; (5) an additional $50,000 for non-employee directors who serve on the Audit Committee in a capacity other than Chairperson; (6) an additional $50,000 for the non-employee director who chairs the Conflicts Committee; (7) an additional $25,000 for the non-employee directors who serve on the Conflicts Committee in a capacity other than Chairperson; (8) an additional $150,000 for the non-employee director who chairs the Investment Committee; (9) an additional $75,000 for non-employee directors who serve on the Investment Committee in a capacity other than Chairperson; (10) an additional $50,000 for the non-employee director who chairs the Nomination, Compensation, & Governance Committee; (11) an additional $50,000 for non-employee directors who serve on the Nomination, Compensation, & Governance Committee in a capacity other than Chairperson; (12) an additional $150,000 for the non-employee director who chairs the Executive Committee; (13) an additional $50,000 for non-employee directors who serve on the Executive Committee in a capacity other than Chairperson; (14) an additional $150,000 for the non-employee director who chairs the Enterprise Risk Committee; (15) an additional $50,000 for non-employee directors who serve on the Enterprise Risk Committee in a capacity other than Chairperson; (16) an additional $75,000 for the non-employee director who chairs the Technology Committee; and (17) an additional $25,000 for the non-employee directors who serve on the Technology Committee in a capacity other than Chairperson.

2021 Non-Employee Director Compensation

The following table provides compensation information that was earned by each of our non-employee directors in fiscal year 2021 for each current and former non-employee director of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Saul A. Fox	—	555,546	—	—	—	(209,873)	345,673
Joseph W. Brown	—	476,158	—	—	—	—	476,158
Seth J. Gersch	—	476,186	—	—	—	—	476,186
James R. Holt, Jr. (4)	—	—	—	—	—	—	—
Jason B. Hurwitz (4) (5)	—	250,013	—	—	—	146,825	396,838
Bruce R. Lederman (4)	—	258,703	—	—	—	58,730	317,433
James D. Wehr (4)	—	250,013	—	—	—	146,825	396,838

(1)

Represents the aggregate grant date fair value of share-based compensation granted in 2021 as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718) (“Topic 718”). See Note 18 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards. The grant date fair value for each equity award granted during 2021 is set forth below for each non-employee director:

Service Period to which Grant Relates	1st Quarter 2021	2nd Quarter 2021	3rd Quarter 2021	4th Quarter 2021	Total
Grant Date	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Director

Saul A. Fox	$138,853	$138,899	$138,891	$138,903	$555,546
Joseph W. Brown	$119,029	$119,032	$119,045	$119,052	$476,158
Seth J. Gersch	$119,029	$119,060	$119,045	$119,052	$476,186
James R. Holt, Jr. (4)	$—	$—	$—	$—	$—
Jason B. Hurwitz (4)	$62,502	$62,502	$62,492	$62,517	$250,013
Bruce R. Lederman (4)	$64,655	$64,684	$64,682	$64,682	$258,703
James D. Wehr (4)	$62,502	$62,502	$62,492	$62,517	$250,013

Totals	$566,570	$566,679	$566,647	$566,723	$2,266,619

(2)

The aggregate number of outstanding, unvested restricted Class A Common Shares for each of our current non-employee directors as of December 31, 2021 are: Mr. Fox — 131,932. These shares were issued for services, if any, rendered from the first quarter of 2013 through the fourth quarter of 2021. Mr. Fox and the Company have agreed to defer the vesting of these 131,932 shares until the earlier of a change in control of the Company or January 1, 2024. No other non-employee director holds unvested Class A Common Shares.

(3)	Represents the accrued tax gross-up on restricted Class A Common Shares received for services rendered.

(4)

Mr. Holt, Jr. joined the Board on February 9, 2022. Mr. Hurwitz left the Board effective January 22, 2022. Mr. Lederman left the Board effective December 31, 2021. Mr. Wehr left the Board effective April 13, 2022.

(5)	Mr. Hurwitz forfeited $666,672 of unvested restricted stock units representing a contingent right to receive Class A Common Shares upon his leaving the Board on January 22, 2022.

EXECUTIVE OFFICERS

Set forth below is certain biographical information with respect to the executive officers of the Global Indemnity group of companies.

David S. Charlton, 56, has served as chief executive of our insurance operations since April 19, 2021. Mr. Charlton is a 34-year veteran property and casualty insurance industry senior executive, with particular expertise in excess and surplus, binding authority, small business and other specialty insurance businesses. Prior to joining the Company, Mr. Charlton served for seven years at Chubb Limited (“Chubb”), where he had been recruited to expand its Westchester Specialty excess and surplus small business division. Prior to Chubb, Mr. Charlton served at Berkshire Hathaway’s United States Liability Insurance Company (“USLI”), including as executive vice president and chief underwriting officer. Mr. Charlton began his insurance career at Philadelphia Consolidated Insurance Companies, where he created and managed the company’s core professional lines casualty division. Mr. Charlton is a graduate of Babson College, a former chairman of the Mid-Atlantic Professional Liability Underwriting Society and a registered professional liability underwriter.

Jonathan E. Oltman, 48, has served as our President of Insurance Operations since January 2021. Prior to his current role, he was the Executive Vice President – Commercial Lines from February 2019 until January 2020. From June 2015 until February 2019, Mr. Oltman was our Senior Vice President and Chief Underwriting Officer – Commercial Lines. Prior to that Mr. Oltman served as our Vice President of Product Management & Underwriting from May 2014 to June 2015. As a result of Nationwide Mutual Insurance Co.’s acquisition of Harleysville Mutual Insurance Co. and Harleysville Group (NASDAQ: HGIC) (“Harleysville”), Mr. Oltman served as the vice president, commercial lines & operations from June 2013 to May 2014 and the associate vice president, Harleysville small commercial from January 2013 to June 2013. Mr. Oltman served as the vice president, small business & predictive analytics for Harleysville from July 2009 to January 2013. From October 2007, he was the vice president, small business at Selective Insurance Group, Inc. (NASDAQ: SIGI) (“Selective”). From March 2006 to October 2007 he was Selective’s vice president, mercantile & services. He was one of Selective’s assistant vice presidents, strategic business unit from July 2004 to March 2006. Mr. Oltman was one of Selective’s risk consultants, strategic business unit from August 2003 to July 2004. From July 1998 to August 2003 he was one of Selective’s agency management specialists. Mr. Oltman was an underwriter with Selective from June 1996 to July 1998. He has a Chartered Property & Casualty Underwriter designation. Mr. Oltman received a B.S. in Business Administration from Bucknell University and a Masters of Business Administration from Lehigh University.

Thomas M. McGeehan, 64, has served as our Executive Vice President — Finance and Chief Financial Officer since August 2011. From December 2009 until August 2011, Mr. McGeehan was our Senior Vice President and Chief Financial Officer. From May 2008 to December 2009, Mr. McGeehan was our Interim Chief Financial Officer. Prior to that, Mr. McGeehan served as United America Indemnity, Ltd.’s Corporate Controller beginning in September 2005. He joined Global Indemnity’s predecessor companies in May 2001 as vice president and controller from Colonial Penn Insurance Company, a subsidiary of General Electric Financial Assurance, where he worked from 1985 until 2001, ultimately serving as assistant vice president finance / marketing & accounting. Mr. McGeehan received a Bachelor’s of Business Administration from Temple University; a Master of Business Administration from La Salle University; and a Master of Taxation from Villanova University.

Reiner R. Mauer, 58, has served as our Chief Operating Officer since May of 2021. From October 2005 to May 2021, Mr. Mauer served at Berkshire Hathaway’s United States Liability Insurance Company (“USLI”) with increasing roles of responsibility and concluding as President of the Property/Casualty Division. Prior to USLI, Mr. Mauer served as Senior Vice President of Business Operations and as a member of the senior management team at Talk America Holdings, Inc. Previously, he was with Old Guard Insurance Group for 13 years and during that time served as Executive Vice President for Personal Lines. Mr. Mauer earned a Bachelor of Arts degree from Widener University and a Juris Doctor degree from the Delaware Law School – Widener University. He is a member of the Pennsylvania Bar and holds the Chartered Property Casualty Underwriter (CPCU), Associate in Surplus Line Insurance and Associate in Claims designations.

Thomas P. Gibbons, 57, has served as our Executive Vice President and Chief Actuary since September 2019. From March 2017 until September 2019, Mr. Gibbons was our Senior Vice President and Chief Actuary. Prior to that, he served as Vice President of our Actuarial Reserving department from August 2015 to March 2017. Prior to joining us, Mr. Gibbons held numerous positions with the Harleysville Insurance Companies (NASDAQ: HGIC) from 1987 to 2012. All positions were in the Actuarial Department, starting as an Actuarial Trainee and progressing to Assistant Vice President and Associate Actuary in the Corporate Actuarial Services Unit. After the merger with Nationwide Mutual Insurance Company in 2012, Mr. Gibbons served as Director, Reserving Actuary and Director Actuary, PC Actuarial – Corporate Actuarial Services Unit from December 2012 to August 2015. He is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Gibbons received a B.S. in Mathematics, Special Interest Computer Science from Slippery Rock University of Pennsylvania (magna cum laude).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis focuses on the compensation of the executive officers listed in the Summary Compensation Table that follows (our “named executive officers”). Our named executive officers for 2021 were:

•	David S. Charlton, Chief Executive of GBLI;

•	Cynthia Y. Valko, Retired Chief Executive Officer, GBLI;

•	Jonathan E. Oltman, President – Insurance Operations;

•	Thomas M. McGeehan, Chief Financial Officer and Executive Vice President — Finance;

•	Reiner R. Mauer, Chief Operating Officer; and

•	Thomas P. Gibbons, Executive Vice President & Chief Actuary.

The following is a discussion of our objectives and philosophies regarding executive officer compensation, as well as the actions taken in 2021 and the compensation awarded to, earned by, or paid to our named executive officers with respect to 2021 performance. We note that the Company has disclaimed any obligations to provide the remaining compensation specified in the agreements described herein and asserted a right to recoup compensation provided to Ms. Valko. The Company is presently in litigation with Ms. Valko. The disclosures in this Proxy Statement relate to compensation that might otherwise have been payable to Ms. Valko.

Committee Activities and Compensation Paid to Named Executive Officers With Respect to 2021

The Nom-Comp Committee met seven times in 2021. Actions included approving the executive officers’ 2021 salaries, bonus incentive opportunities, and Messrs. Charlton’s, Oltman’s and Mauer’s employment arrangements, respectively. The Nom-Comp Committee or the Board, after consulting with our Chief Executive Officer (except with respect to matters relating to the Chief Executive Officer), has approved the compensation and the employment agreements and arrangements for all of our named executive officers. Following the fiscal year, the Nom-Comp Committee also typically conducts an annual review of the performance of our named executive officers and did so in early 2022 with respect to performance for 2021.

The Nom-Comp Committee approves all grants of equity compensation to our named executive officers and determines the size of the grants as it deems appropriate to achieve the goals as described below and establishes the time or times at which equity will be awarded.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our named executive officers are: (1) fostering achievement of corporate performance objectives; (2) recognizing executives’ contributions to corporate success; and (3) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all named executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our named executive officers, working toward our business objectives. The Nom-Comp Committee designed and refines the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

We have entered into employment agreements or arrangements with certain of our named executive officers, as described in more detail below following the Summary Compensation Table. These agreements and arrangements are important to the future of our business because our success depends, in significant part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy and identify and pursue strategic opportunities and initiatives. We believe that such agreements and arrangements are helpful in providing our executives with comfort regarding their duties and compensation. For certain executives, our employment agreement and arrangements contain restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the executive’s employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry in which leveraging the personal relationships of our executives is critical to our success. The employment agreements and arrangements also dictate the level and extent to which the executives receive post-termination compensation.

Generally, we structure our total compensation packages for our named executive officers to be competitive with respect to compensation paid by our peer companies to their executives. We used one portion of an industry compensation survey in 2021 that were not specifically prepared for us. The following companies with written premiums between $300 million and $2 billion were used from that survey to compare our executive officers: Erie Indemnity Company, Horace Mann Educators Corporation, Tiptree, Inc., RLI Corp., ProAssurance Corporation, Universal Insurance Holdings, Inc., United Fire Group, Inc., Safety Insurance Group, Inc., Donegal Group, Inc., Employers Holdings, Inc., Kinsale Capital Group, Inc., United Insurance Holdings Corp., Heritage Insurance Holdings, Inc., HCI Group, Inc., Hallmark Financial Services, Inc., Root, Inc., Investors Title Company, Amerisafe, Inc., Ryan Specialty Group Holdings, Inc., Crawford & Company and GoHealth, Inc. (collectively the “Peer Group”). We believe that use of such peer and competitor comparison provides a suitable basis for addressing and balancing between the competitive nature of our business and the attendant need to recruit and retain talented executives by providing competitive compensation against the Nom-Comp Committee’s strong desire to ensure that our executives do not receive excessive compensation in relation to their peers or disproportionate to their contributions to our long-term success and shareholder value. However, we do not target any specific percentile in relation to such Peer Group with respect to any element of executive compensation. We believe that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities that differentiate our practices from those of our peers. In short, our compensation program has been structured so that our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

Key Elements of Compensation

We use two primary components of executive compensation to satisfy our compensation objectives: base salary, which is provided to recognize our executive officers’ day-to-day contributions, and performance-based incentive opportunities that include both a long-term equity incentive component payable in equity awards or equity-like awards and annual bonus incentives payable in cash. The Compensation Committee uses base salary to compensate executives at salary levels that are competitive with and comparable to the levels used by other companies within our Peer Group, but does not target any specific percentiles.

Our performance-based incentive opportunities generally are designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. In the first quarter of each year, our Nom-Comp Committee establishes the performance objectives that must be met during the applicable performance period for a named executive officer to earn the incentive compensation. These performance objectives reflect each executive’s responsibilities and a day-to-day emphasis on generating profits. If the incentive bonuses are earned, a portion will be paid in cash and the remaining portion in equity or equity-like awards, such as Class A Common Shares subject to restricted sock units (“RSUs”), book value rights or book value appreciation rights. The Nom-Comp Committee uses performance-based incentive opportunities to compensate and incentivize executives at levels that are competitive with and comparable to the levels used by other companies within our Peer Group, but does not target any specific percentiles.

We pay out a portion of these incentive opportunities in the form of equity or equity-like awards because we believe that short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders. These equity or equity-like awards generally vest pro rata over three or four years as described below, and unless otherwise indicated in the applicable employment agreement or arrangement, vesting is subject to continued employment or Board discretion. Equity or equity-like awards are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We believe that providing our named executive officers with equity or equity-like ownership: (1) serves to align the interests of our named executive officers with shareholders by creating a direct link between compensation and long-term shareholder return, (2) creates a significant, long-term interest in our success and (3) aids in the retention of key executive officers in a competitive market for executive talent. We further believe that the allocation between cash and equity or equity-like awards with respect to the annual bonuses earned provides both an incentive for the named executive officer to continue to perform at a high level and to reward the named executive officer for their performance during an applicable performance period. All Grants of BVARs are made pursuant to the CEO Agreement and the COO Agreement, respectively, and all other equity or equity-like grants to our named executive officers are made under our current share incentive plan.

From time to time, we may grant additional equity or equity-like awards or other forms of compensation, such as in connection with an executive officer’s hire or promotion. With respect to new hire or promotion equity or equity-like awards, in order to promote our goals of attracting and retaining talented executives, the awards usually vest over certain periods of time subject to continued employment in good standing, with vesting contingent in certain instances on the attainment of performance goals as described above. Equity or equity-like awards that are made upon an executive’s commencement of employment may also be contingent on the executive’s purchase of restricted stock to ensure that the executive is a shareholder with a significant personal investment in Global Indemnity.

As described below under “Employment Agreements,” Mr. Charlton received Penn-Patriot Insurance Company BVARs (as defined below under “Employment Agreements”) in connection with the commencement of his role as Chief Executive.

As described below under “Employment Agreements,” Ms. Valko received options to acquire our Class A Common Shares in connection with the commencement of her employment and the entering into of new employment agreements in 2014, 2018 and 2020. Ms. Valko retired in January 2021 and certain of those options that were unvested and contingent on her continued employment were forfeited.

As described below under “Employment Agreements,” Mr. Oltman received options to acquire our Class A Common Shares in connection with commencement of his role as President of our Insurance Operations.

As described below under “Employment Agreements,” Mr. Mauer received BVARs in connection with the commencement of his role as Chief Operating Officer.

Base Salary

The Nom-Comp Committee uses base salary to compensate executives at salary levels that are competitive with and comparable to the levels used by other companies within our Peer Group but does not target any specific percentiles. The Nom-Comp Committee reviews base salaries on an annual basis to determine whether such salaries remain competitive relative to the Peer Group, and whether any adjustments would be appropriate based on other relevant factors. Base salaries for our named executive officers were initially set in the executives’ employment agreements or arrangements with us and have been increased in subsequent years in connection with merit increases, which generally relate to individual past performance, enhanced professional responsibilities and the review of Peer Group compensation. In setting the chief executive’s base salary and in evaluating the chief executive’s recommendations for the base salaries of the other named executive officers, the Nom-Comp Committee generally weighs a variety of factors, including individual past performance, potential for future successful performance with us, level and scope of responsibility and relative fairness among our executive officers. In January 2021, the Nom-Comp Committee approved an agreement with Mr. Oltman (“Terms of Employment”). The Nom-Comp Committee reviewed and approved executive base salaries in February 2021. In April 2021 and May 2021, the Nom-Comp Committee approved Mr. Charlton’s and Mr. Mauer’s employment agreements, respectively.

Incentive Opportunities

For 2021, Messrs. Charlton, Oltman and Mauer were provided an opportunity to earn a cash bonus based on the criteria in “Target Incentives Under Employment Agreements” below. For 2021, Ms. Valko was provided an opportunity to earn a prorated cash bonus based on GBLI meeting certain combined ratio and gross written premium goals. Our other named executive officers were provided an opportunity to earn cash and equity bonuses based on the criteria set forth in the following table:

Named Executive Officer	Performance Criteria for Cash Bonus	Performance Criteria for Equity Bonus
Thomas M. McGeehan	Global Indemnity’s overall combined ratio and gross written premiums, expense management and service quality provided by our support services	Global Indemnity’s overall combined ratio
Thomas P. Gibbons.	Global Indemnity’s overall combined ratio and gross written premiums, expense management and service quality provided by our support services

As described below, the amounts of the annual bonuses payable to our named executive officers are dependent, in large measure, on our performance in relation to performance targets. The extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus amounts payable.

The criteria for our annual bonus incentives for 2021 related to certain objective performance goals that included gross written premium, the combined ratio, expense management and support services provided as well as individual performance expectations. Gross written premiums is a financial measurement that is generally viewed in the insurance industry as an indicator of revenue and growth. The combined ratio is the ratio of the sum of losses, acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is a financial measure that is generally viewed in the insurance industry as an indicator of underwriting profitability. Generally, a lower combined ratio equates to greater profitability.

Target Incentives Under Employment Agreements

Mr. Charlton’s CEO Agreement, as defined in “Employment Agreements” below, provides for an annual target bonus opportunity of $1,000,000 (the “Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Charlton’s term as Chief Executive, with half of any earned Bonus Opportunity payable in the subsequent calendar year and an additional amount which may be payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year.

Under the March 6, 2018 Chief Executive Agreement with Ms. Valko (the “2018 Employment Agreement”), Ms. Valko was eligible to receive a cash Return on Equity Bonus of up to $600,000 for each fiscal year of the 2018 Employment Agreement that Ms. Valko served as the Chief Executive Officer (the “ROE Bonus”). Ms. Valko was eligible to receive a preliminary ROE Bonus (the “Preliminary ROE Bonus”) for each such fiscal year if Global Indemnity’s return on equity percentage for such fiscal year exceeded 85% of the targeted return on equity percentage (as established by the Nom-Comp Committee) for such fiscal year. As described in further detail in the 2018 Employment Agreement that previously was filed with the SEC, return on equity was determined as the Company’s consolidated pre-tax income on a GAAP basis, adjusted to include all premiums, underwriting losses and underwriting expenses in respect of insurance policies issued in the applicable year. Further, it excluded contribution to income of certain excess capital (generally, the Company’s book value that is unnecessary to maintain the Company’s AM Best’s ‘A’ rating), certain investment portfolio realized and unrealized capital gains and losses, certain fees and expenses paid or incurred with respect to Fox Paine & Company, LLC and certain Board fees to the extent they exceed $1.5 million for the year. The Nom-Comp Committee determined that return on equity would be an appropriate performance criteria for the Chief Executive Officer because it is an important measure indicative of the Company’s business success. If Ms. Valko was still employed and in good standing through the date of payment she would receive 50% of the Preliminary ROE Bonus, payable no later than April 1 of the calendar year immediately following the year to which such Preliminary ROE Bonus related. Global Indemnity would retain the remaining 50% unpaid balance of the Preliminary ROE Bonus, which would be paid to Ms. Valko within 90 days after the end of the third full calendar year following a Bonus Year (as defined in the 2018 Employment Agreement), regardless of Ms. Valko’s then-current employment status with the Company, but subject to adjustment based on an actuarial assessment of incurred but not reported underwriting losses and loss adjustment expenses and actual underwriting losses and loss adjustment expenses.

Additionally, under the 2018 Employment Agreement, Ms. Valko was eligible to receive an annual cash Performance Incentive Bonus of up to $200,000, based on an assessment of her performance during the Bonus Year (as defined by the 2018 Employment Agreement) by the Nom-Comp Committee, in its sole discretion, based upon the assessment of the Company’s Chairman of the Board, in his sole discretion.

Under the 2020 Chief Executive Agreement, Ms. Valko was eligible to receive an annual cash bonus opportunity of between $875,000 to $1,400,000 (“Valko Cash Bonus Opportunity”). $675,000 to $1,200,000 of the Valko Cash Bonus Opportunity was based on the achievement of certain underwriting results for each calendar year of the 2020 Chief Executive Agreement as determined by the Board, and was subject to true-up. $200,000 of the Valko Cash Bonus Opportunity was based on an assessment by the Nom-Comp Committee of Ms. Valko’s performance during each calendar year of the 2020 Chief Executive Agreement in respect of certain Board objectives as may have been determined from time to time.

Under the Terms of Employment, Mr. Oltman has an annual bonus opportunity of between $487,500 and $812,500 (“Oltman Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Oltman’s term, with 50% of the Oltman Bonus Opportunity payable in cash in the subsequent calendar year and 50% payable in Class A Common Shares following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable bonus award.

Mr. Mauer’s COO Agreement, as defined in “Employment Agreements” below, provides for an annual target bonus opportunity of $500,000 (the “COO Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Mauer’s term as COO, with half of any earned COO Bonus Opportunity payable in the subsequent calendar year and an additional amount which may be payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year.

Under his employment agreement, Mr. McGeehan is eligible to receive a cash and equity bonus award under criteria developed annually by the Board and Nom-Comp Committee. Mr. Gibbons is an at-will employees. Mr. Gibbons bonus targets for 2021 were the same as the targets developed for our support services for 2021.

Cash Bonus Opportunity

Performance Objectives and Target Cash Bonuses

Per the CEO Agreement, Mr. Charlton was eligible for a $1,000,000 cash bonus pro-rated for his service during 2021.

Per the Valko Separation Agreement, as defined in “Employment Agreements” below, Ms. Valko was eligible for a pro rata payment of bonus awards for January 2021.

Mr. McGeehan was eligible for a cash bonus between $125,000 and $350,000, with a target of $250,000, upon the achievement by Global Indemnity of gross written premiums in 2021 between $631.9 million and $716.6 million, with a target of $651.5 million, a combined ratio in 2021 between 96.2% and 92.2% or less, with a target of 94.2%, the achievement of certain expense and budget management goals in 2021, and the achievement in 2021 of certain service quality goals. The weightings for each of these performance criteria, which varied based on extent of achievement, are set forth in the following table:

Performance Criteria	Weighting at Minimum Achievement	Weighting at Target Achievement	Weighting at Maximum Achievement
Gross written premium	10%	20%	26.5%
Combined ratio	10%	20%	26.5%
Expense management	15%	30%	40%
Service quality	15%	30%	40%

Mr. Oltman was eligible for a cash bonus as described above in “Target Incentives Under Employment Agreements” if GBLI achieved policy year underwriting income of at least $29.0 million.

Per the COO Agreement, Mr. Mauer was eligible for a $500,000 cash bonus pro-rated for his service during 2021.

Mr. Gibbons was eligible for a cash bonus between $75,000 and $210,000, with a target of $150,000, upon the achievement by Global Indemnity of gross written premiums in 2021 between $631.9 million and $716.6 million, with a target of $651.5 million, a combined ratio in 2021 between 96.2% and 92.2% or less, with a target of 94.2%, the achievement of certain expense and budget management goals in 2021, and the achievement in 2021 of certain service quality goals. The weightings for each of these performance criteria, which varied based on extent of achievement, are set forth in the following table:

Performance Criteria	Weighting at Minimum Threshold Achievement	Weighting at Target Achievement	Weighting at Maximum Achievement
Gross written premium	10%	20%	26.5%
Combined ratio	10%	20%	26.5%
Expense management	15%	30%	40%
Service quality	15%	30%	40%

For each performance criteria with respect to the cash bonus opportunities for Messrs. McGeehan and Gibbons, actual performance results between the specified goal ranges are subject to interpolation and adjustment outside of the ranges based on individual performance as assessed by the Nom-Comp Committee.

Performance Results

Mr. Charlton received a pro-rated cash bonus based on 257 days of service to GBLI in 2021.

Ms. Valko did not qualify for a pro-rated cash bonus as GBLI did not meet gross written premium and combined ratio targets.

Mr. Oltman did not qualify for a cash bonus as our policy year underwriting income of $24.5 million was below the $29 million minimum goal.

Mr. Mauer received a pro-rated cash bonus based on 232 days of service to GBLI in 2021.

While Global Indemnity did not meet its combined ratio minimum goals, Messrs. McGeehan and Gibbons received a cash bonus based on gross written premiums of $682.1 million for GBLI, expense management and service quality goals being met and individual performance criteria not measured by gross written premiums, combined ratio, expense management or service quality.

The following table sets forth the amount of cash bonus paid to each of our named executive officers on March 15, 2022, for 2021 performance:

Named Executive Officer	2021 Cash Bonus Amount Earned
David S. Charlton	$701,370
Cynthia Y. Valko	$0
Thomas M. McGeehan	$200,000
Jonathan E Oltman	$0
Reiner R. Mauer	$317,500
Thomas P. Gibbons	$115,000

Equity Bonus Opportunity

Performance Objectives and Target Equity Bonuses

Messrs. Charlton and Mauer and Ms. Valko was not eligible for an equity bonus.

Mr. Oltman was eligible for an equity bonus based on the same criteria as discussed in “Target Incentives Under Employment Agreements” and “Cash Bonus Opportunity” above.

Messrs. McGeehan and Gibbons were eligible for an equity bonus with the same ranges and targets discussed in “Cash Bonus Opportunity” above if Global Indemnity’s combined ratio in 2021 was 96.2% or less.

Performance Results

Messrs. McGeehan and Gibbons did not qualify for an equity bonus as GBLI did not meet its minimum combined ratio goal. Mr. Oltman did not qualify for an equity bonus as our policy year underwriting income of $24.5 million was below the $29 million minimum goal.

Other Cash and Equity Awards

The CEO Agreement provides for a grant of 2,500,000 BVARs with an aggregate initial notional value equal to approximately 5% of Penn-Patriot’s book value, which entitle Mr. Charlton to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the CEO Agreement. The BVARs will vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Charlton’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs will vest in full in the event of a “Change in Control” of Penn-Patriot (as defined in the CEO Agreement) and a specified portion may vest in the event Mr. Charlton is terminated by Penn-Patriot without cause.

Ms. Valko’s 2020 Employment Agreement provided for the issuance of 300,000 fully vested and exercisable options to acquire Class A Common Shares (“Tranche 5 Options”) on September 20, 2021, regardless of whether Ms. Valko is employed by the Company. Tranche 5 Options shall have an exercise price equal to the greater of $17.87 and the closing per-share price of the Class A Common Shares on the date of grant.

Ms. Valko received options (“Tranche 4 Options”) on December 10, 2020 to buy Class A Common Shares. 100,000 of the Tranche 4 Options had an exercise price equal to the greater of the book value per share of the Class A Common Shares on December 31, 2020 and the closing per-share price of the Class A Common Shares on the last NASDAQ trading day prior to the effective date of the 2020 Chief Executive Agreement (“Tranche 4-I Options”). 100,000 of the Tranche 4 Options had an exercise price equal to the exercise price of the Tranche 4-I Options, plus $3.09 (“Tranche 4-II Options”). 100,000 of the Tranche 4 Options had an exercise price equal to the exercise price of the Tranche 4-II Options, plus $3.33 (“Tranche 4-III Options”). Tranche 4-I Options were to vest on the earlier of April 1, 2022 or the date a party that is not affiliated with Fox Paine & Company, LLC or Saul A. Fox acquires 50% or more of the Company’s voting shares (a “Change in Control”). Tranche 4-II Options were to vest on the earlier of April 1, 2023 or a Change in Control. Tranche 4-III Options were to vest on the earlier of April 1, 2024 or a Change in Control. Vesting was contingent upon Ms. Valko being a Company employee in good standing as of the applicable vesting date. The Tranche 4 Options were forfeited upon Ms. Valko’s retirement.

Ms. Valko received options (“Tranche 3 Options”) on March 6, 2018 to buy 300,000 Class A Common Shares with an exercise price of $50.00 per share. 100,000 Tranche 3 Options vested on December 31 of each of 2018, 2019 and 2020, if Ms. Valko remained employed and in good standing as of such date. Tranche 3 Options originally expired on the earlier of December 31, 2027 and 90 calendar days after Ms. Valko was neither employed by Global Indemnity nor a member of the Board, but per the terms of the Valko Separation Agreement (as defined below), the Tranche 3 Options cease being exercisable 24 months after Ms. Valko’s retirement. 100,000 of the Tranche 3 Options vested on December 31, 2018 and are exercisable, 100,000 of the Tranche 3 Options vested on December 31, 2019 and are exercisable, and 100,000 of the Tranche 3 options vested on December 31, 2020 and are exercisable.

In 2014, Ms. Valko was granted options to buy 300,000 Class A Common Shares (“Tranche 2 Options”). The Tranche 2 Options vested on December 31 of each of 2018, 2019 and 2020 in an amount based on the Company’s attainment of return on equity criteria in her 2018 Employment Agreement. 100,000 of Ms. Valko’s Tranche 2 Options failed to vest on December 31, 2018 and were forfeited as the return on equity criteria in her 2018 Employment Agreement was not met. 100,000 of Ms. Valko’s Tranche 2 Options vested on December 31, 2019 based on achievement of return on equity of 5.5%, which exceeded the targeted 5.1% return on equity, and are subject to true-up of the return on equity. 100,000 of Ms. Valko’s Tranche 2 Options failed to vest on December 31, 2020 and were forfeited as the return on equity criteria in her 2018 Employment Agreement were not met.

Mr. Oltman received options on January 19, 2021 to buy 140,000 Class A Common Shares with an exercise price of $28.70. One-third of the options will vest on April 1 of each of 2022, 2023 and 2024, subject to the achievement of certain underwriting results for the applicable year as determined by the Board and Mr. Oltman being a Company employee in good standing as of the applicable vesting date. One-third of the options failed to vest on April 1, 2022 as certain underwriting results were not achieved in 2021. Mr. Oltman received 26,507 RSUs on June 18, 2019. The RSUs vest 10%, 20%, 30% and 40% on June 18 of each of 2021, 2022, 2023 and 2024, in each case subject to continued service to us through each applicable vesting date. 10% of the RSUs vested on June 18, 2021.

The COO Agreement provides for a grant of 400,000 BVARs with an aggregate initial notional value equal to approximately 0.8% of Penn-Patriot’s book value, which entitle Mr. Mauer to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the COO Agreement. The BVARs will vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Mauer’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs will vest in full in the event of a “Change in Control” of Penn-Patriot (as defined in the COO Agreement) and a specified portion may vest in the event Mr. Mauer is terminated by Penn-Patriot without cause.

Mr. Gibbons received 19,181 RSUs on February 9, 2020. The RSUs vest 10%, 20%, 30% and 40% on June 18 of each of 2021, 2022, 2023 and 2024, in each case subject to continued service to us through each applicable vesting date. 10% of the RSUs vested on June 18, 2021. Mr. Gibbons received $100,000 of BVRs on March 3, 2022. The BVR’s vest 16.5% on January 1, 2023, 16.5% on January 1, 2024 and 17% on January 1, 2025. 50% of the BVRs vest if i.) certain combined ratio and premium targets are met in 2022, and ii.) upon the re-measurement of the 2022 combined ratio of GBLI’s insurance operations as of the end of 2025.

The Nom-Comp Committee believes that the targets it sets annually for cash and equity bonuses are challenging but within reach for a talented executive team. The Nom-Comp Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees if the Nom-Comp Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. In addition, certain awards are subject to re-measurements at the conclusion of applicable performance periods, which may result in forfeiture of the awards or a portion thereof. The Nom-Comp Committee may also claw back bonuses if our financial statements are restated.

Other Considerations

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our named executive officers, such as policies regarding insider trading which prohibit trading during periods immediately preceding the release of material non-public information. We also permit our named executive officers to establish Rule 10b5-1 trading plans, subject to the prior approval of our in-house legal department.

We expect our named executive officers to maintain a significant personal ownership stake in our company. While we have not established share ownership guidelines, other than those in Ms. Valko’s 2018 Employment Agreement, that are applicable to every executive, as noted above, equity awards that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted stock, and we may consider adopting such guidelines in the future. The Company’s insider trading policy prohibits officers and employees from purchasing the Company’s securities on margin and from holding the Company’s securities in margin accounts and prohibits officers and directors from engaging in short sales of the Company’s securities or trading in any options (including, but not limited to, puts and calls) to buy or sell such securities. Under the 2018 Employment Agreement, Ms. Valko was restricted from selling any Class A Common Shares unless Ms. Valko retained (x) vested Global Indemnity stock options and shares having an aggregate value of at least equal to the lesser of (i) $5,000,000 or (ii) $5,000,000 multiplied by a fraction, the numerator of which is the volume weighted trading price of Global Indemnity’s shares for the 30-day period ending on the relevant measurement date and the denominator of which is $50, and (y) at least 75% of the Global Indemnity options and restricted shares granted to her. Ms. Valko was required to provide Global Indemnity’s Chairman of the Board with advance notice, and receive approval of, any proposed sale.

Other Benefits

Our named executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance, and short-term and long-term disability benefits. Furthermore, all of our and our subsidiaries’ directors and officers are covered by our directors’ and officers’ liability insurance.

Post-Employment Benefits, Severance and Change in Control Policy

The post-employment benefits available to our named executive officers are subject to the terms of the executives’ employment agreements and arrangements. Our named executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our 401(k) plan and matching contributions available to all of our participating employees.

The Nom-Comp Committee and our Board approve appropriate severance policies for each executive officer designed to (1) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (2) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

We have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. The entitlement to accelerated vesting of restricted shares and options in the event that we undergo a change in control varies from executive officer to executive officer. For details regarding the potential for accelerated vesting of restricted shares, RSUs, book value rights, BVARs, and options, see the descriptions below under “Employment Agreements.” For additional details of the consequences of termination or change in control to the named executive officers, please see the disclosure related to the named executive officers under “Potential Payments Upon Termination or Change in Control” below.

Impact of Accounting, Tax and Legal Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m) of the Code. Covered employees generally include (among others) all of the executive officers shown in the Summary Compensation Table in this proxy statement and may include any future executive officers shown in any Summary Compensation Table in any of our future proxy statements. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year.

We also take into account Sections 280G and 4999 of the Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. We often structure our compensation opportunities in a manner that helps reduce the impact of Sections 280G and 4999 of the Code.

Say-on-Pay and Say-on-Frequency

The Nom-Comp Committee has considered the result of the 2020 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Over 99% of the votes cast approved the compensation of our named executive officers described in our proxy statement in 2020. As the level of support received by our stockholders was high, the Nom-Comp Committee decided not to make any material changes to our executive compensation programs.

In light of the voting results with respect to the frequency of shareholder votes on named executive officer compensation at the 2017 Annual Meeting in which a substantial majority of our shareholders voted for “say-on-pay” proposals to occur every three years, the Board decided that it currently intends to hold, in accordance with the results of such vote, a triennial advisory vote on the compensation of named executive officers until the next required vote on the frequency of shareholder votes on named executive officer compensation. The next advisory, non-binding “say-on-pay” vote is expected at the 2023 Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Nom-Comp Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Nom-Comp Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Nomination, Compensation, & Governance

Committee

Saul A. Fox, Chairman

James R. Holt, Jr.

SUMMARY COMPENSATION TABLE FOR 2019, 2020 AND 2021

The following table shows information concerning the compensation of our named executive officers for the 2019, 2020, and 2021 fiscal years.

	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)		Total($)
David S. Charlton (4)	2021	711,538	701,370	—	—	2,031,000	—	11,993	(5)	3,455,901
Chief Executive	2020	—	—	—	—	—	—	—		—
	2019	—	—	—	—	—	—	—		—

Cynthia Y. Valko (6)	2021	128,077	—	—	—	—	—	130,429	(7)	258,506
Retired Chief Executive	2020	800,000	—	—	576,000	—	—	17,286		1,393,286
	2019	800,000	—	—	—	500,000	—	17,004		1,317,004

Thomas M. McGeehan	2021	500,000	—	—	—	200,000	—	26,880	(8)	726,880
Chief Financial Officer	2020	500,000	—	325,000	—	175,000	—	17,286		1,017,286
	2019	500,000	—	127,015	—	275,000	—	17,004		919,019

Jonathan E. Oltman (9)	2021	639,423	—	—	973,000	—	—	27,985	(10)	1,640,408
President – Insurance Operations	2020	400,000	—	250,000	—	—	—	16,917		666,917
	2019	388,462	—	968,921	—	250,000	—	16,550		1,623,933

Reiner R. Mauer (11)	2021	367,115	317,500	—	—	313,000	—	204	(12)	997,819
Chief Operating Officer	2020	—	—	—	—	—	—	—		—
	2019	—	—	—	—	—	—	—		—

Thomas P. Gibbons	2021	300,000	—	—	—	115,000	—	25,201	(13)	440,201
Chief Actuary	2020	300,000	—	760,000	—	110,000	—	17,286		1,187,286
	2019	256,154	—	91,745	—	120,000	—	15,573		483,472

(1)

The amounts listed represent the aggregate grant date fair value of restricted stock granted in 2021 and prior fiscal years for the named executive officers in accordance with Topic 718. See Note 18 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards.

(2)

The amounts listed represent the aggregate grant date fair value of stock options granted for the named executive officers in accordance with Topic 718. See Note 18 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards.

(3)

Represents cash bonus payments earned for performance in that fiscal year. Cash bonus payments are paid in March of the subsequent fiscal year. See “Cash Bonus Opportunity” above for a discussion on 2021 cash bonus opportunities.

(4)	Mr. Charlton became Chief Executive in April 2021.

(5)	Amount includes matching contributions under our 401(k) plan of $11,789 and $204 in life insurance premiums.

(6)	Ms. Valko retired in January 2021.

(7)	Amount includes matching contributions under our 401(k) plan of $7,685, $17 in life insurance premiums, and $122,727 in severance payments.

(8)	Amount includes matching contributions under our 401(k) plan of $17,400, $204 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $9,276.

(9)	Until January 2021, Mr. Oltman was the Executive Vice President – Commercial Lines.

(10)	Amount includes matching contributions under our 401(k) plan of $16,586, $204 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $10,925.

(11)	Mr. Mauer became Chief Operating Officer in May 2021.

(12)	Represents life insurance premiums.

(13)	Amount includes matching contributions under our 401(k) plan of $17,346, $204 in life insurance premiums, and accrued dividend payments on share vestings paid as ordinary income of $7,651.

GRANTS OF PLAN-BASED AWARDS IN 2021

The following table shows information concerning grants of plan-based awards made by us in 2021 to our named executive officers.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards($)(2)
Name		Threshold($)	Target($)	Maximum($)	Threshold	Target	Maximum
David S. Charlton	05/07/21	17,541,397	17,541,397	—	—	—	—	—	—		—	—
Cynthia Y. Valko	—	—	—	—	—	—	—	—	—		—	—
Thomas M. McGeehan	03/15/21	125,000	250,000	350,000	—	—	—	—	—		—	—
Jonathan E. Oltman	01/19/21	—	—	—	—	—	—	—	140,000	(3)	28.70	973,000
	03/15/21	243,750	325,000	406,250	—	—	—	—	—		—	—
Reiner R. Mauer.	05/17/21	2,806,624	2,806,624	—	—	—	—	—	—		—	—
Thomas P. Gibbons	03/15/21	75,000	150,000	210,000	—	—	—	—	—		—	—

(1)

For additional information on our named executive officers’ cash incentive bonus opportunities and actual amounts earned see the discussion under the “Annual Bonus Incentives” and the amounts disclosed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(2)

Grant date fair value calculated pursuant to Topic 718. See Note 18 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards.

(3)

Represents options awarded on January 19, 2021 to buy 140,000 Class A Common Shares with an exercise price of $28.70. One-third of the options vest on April 1 of each of 2022, 2023 and 2024, subject to the achievement of certain underwriting results for the applicable year as determined by the Board and Mr. Oltman being a Company employee in good standing as of the applicable vesting date. One-third of the options were forfeited on April 1, 2022 as certain underwriting results were not achieved.

EMPLOYMENT AGREEMENTS

Employment Agreements and Arrangements

David S. Charlton

On April 19, 2021, the Company, Penn-Patriot Insurance Company (“Penn-Patriot”), a wholly-owned subsidiary of the Company, and Mr. Charlton executed a Chief Executive Officer Agreement (the “CEO Agreement”) which provides for an employment term from April 19, 2021 through December 31, 2026. The CEO Agreement was amended and restated on May 7, 2021.

The CEO Agreement provides for an annual base salary of $1,000,000 (“Base Salary”) and an annual target bonus opportunity of $1,000,000 (the “Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Charlton’s term as Chief Executive, with half of any earned Bonus Opportunity payable in the subsequent calendar year and an additional amount payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year.

The CEO Agreement provides for a grant of 2,500,000 Penn-Patriot book value appreciation rights (the “BVARs”) with an aggregate initial notional value equal to approximately 5% of Penn-Patriot’s book value, which entitle Mr. Charlton to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the CEO Agreement. The BVARs will vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Charlton’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs will vest in full in the event of a “change in control” of Penn-Patriot (as defined in the CEO Agreement) and a specified portion may vest in the event Mr. Charlton is terminated by Penn-Patriot without cause.

The CEO Agreement provides that Penn-Patriot may terminate Mr. Charlton’s employment at any time for any reason. In the event of Mr. Charlton’s termination by Penn-Patriot, other than in respect of a “Cause Event” (as defined in the CEO Agreement), Mr. Charlton will receive as severance an aggregate amount equal to the lesser of (i) one month of Base Salary for each 12 months of employment and (ii) the Base Salary otherwise payable between the termination date and December 31, 2026 (such Base Salary payments, the “Severance Amount”). Payment of the Severance Amount is contingent upon compliance with the terms in the CEO Agreement, including Mr. Charlton’s executing a general release of claims in favor of the Company, Penn-Patriot and other specified parties.

The CEO Agreement includes perpetual confidentiality and mutual non-disparagement provisions, and two-year post-termination non-competition, customer non-solicitation and employee non-solicitation and non-hire provisions.

For information on Mr. Charlton’s bonus opportunities, see the discussion related to Mr. Charlton under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Ms. Charlton’s employment agreement, please see the disclosure related to Ms. Charlton under “Potential Payments Upon Termination or Change in Control” below.

Cynthia Y. Valko

On December 10, 2020, we entered into the 2020 Chief Executive Agreement with Ms. Valko, which replaced the 2018 Employment Agreement. The 2020 Chief Executive Agreement provided for an employment term of three years, from January 1, 2021 through December 31, 2023.

Under the 2020 Chief Executive Agreement, Ms. Valko was eligible to receive an annual cash bonus opportunity of between $875,000 to $1,400,000. $675,000 to $1,200,000 of the Valko Cash Bonus Opportunity was based on the achievement of certain underwriting results for each calendar year of the 2020 Chief Executive Agreement as determined by the Board, and was subject to true-up. $200,000 of the Valko Cash Bonus Opportunity was based on an assessment by the Nom-Comp Committee of Ms. Valko’s performance during each calendar year of the 2020 Chief Executive Agreement in respect of certain Board objectives as may have been determined from time to time.

The 2020 Chief Executive Agreement provides that the Company will grant 300,000 fully vested and exercisable options to acquire Class A Common Shares (“Tranche 5 Options”) on September 20, 2021, regardless of whether Ms. Valko is employed by the Company. Tranche 5 Options shall have an exercise price equal to the greater of $17.87 and the closing per-share price of the Class A Common Shares on the date of grant.

Ms. Valko received options (“Tranche 4 Options”) on December 10, 2020 to buy Class A Common Shares. 100,000 of the Tranche 4 Options had an exercise price equal to the greater of the book value per share of the Company’s Class A Common Shares on December 31, 2020 and the closing per-share price of the Company’s Class A Common Shares on the last NASDAQ trading day prior to the effective date of the 2020 Chief Executive Agreement (“Tranche 4-I Options”). 100,000 of the Tranche 4 Options had an exercise price equal to the exercise price of the Tranche 4-I Options, plus $3.09 (“Tranche 4-II Options”). 100,000 of the Tranche 4 Options had an exercise price equal to the exercise price of the Tranche 4-II Options, plus $3.33 (“Tranche 4-III Options”). Tranche 4-I Options were to vest on the earlier of April 1, 2022 or a Change in Control. Tranche 4-II Options were to vest on the earlier of April 1, 2023 or a Change in Control. Tranche 4-III Options were to vest on the earlier of April 1, 2024 or a Change in Control. Vesting was contingent upon Ms. Valko being a Company employee in good standing as of the applicable vesting date. The Tranche 4 Options were forfeited upon Ms. Valko’s retirement.

In connection with Ms. Valko’s retirement, we entered into a separation agreement with Ms. Valko (the “Valko Separation Agreement”). The Valko Separation Agreement provides for (a) a severance payment of $675,000 to be paid ratably through December 2021, (b) preservation of all vested stock options held by Ms. Valko as of the date of her retirement to remain exercisable until the earlier of (i) 24 months from the date of Ms. Valko’s retirement or (ii) the expiration date of the applicable option, (c) forfeiture or continued vesting, as applicable, of unvested stock options held by Ms. Valko in accordance with their terms, with any such options that vest remaining exercisable for a period 24 to 38 months from the date of Ms. Valko’s retirement depending upon the vesting date, (d) the grant of 300,000 fully vested options as provided in in the 2020 Chief Executive Agreement and (e) eligibility for an annual bonus for 2020 and true-up of bonus awards, based on a true-up of underwriting results for the applicable year, in the fourth calendar year following the applicable bonus award for all bonus years that remain open as of the date of retirement, including pro rata payment of bonus awards for January 2021. The Valko Separation Agreement also includes perpetual confidentiality and mutual non-disparagement provisions, and non-competition and employee and customer non-solicitation provisions effective for a period of two years following the Separation Date (as defined in the Valko Separation Agreement).

On March 6, 2018, we entered into the 2018 Employment Agreement with Ms. Valko. The 2018 Employment Agreement provided for an employment term of three years, from January 1, 2018 through December 31, 2020.

Under the 2018 Employment Agreement, Ms. Valko was eligible to receive a cash Return on Equity Bonus of up to $600,000 for each fiscal year of the Employment Agreement that Ms. Valko served as our Chief Executive Officer (the “ROE Bonus”). Ms. Valko was eligible to receive a preliminary ROE Bonus (the “Preliminary ROE Bonus”) for each such fiscal year if Global Indemnity’s return on equity percentage for such fiscal year exceeded 85% of the targeted return on equity percentage (as established by the Compensation Committee) for such fiscal year. If Ms. Valko was still employed by the Company and in good standing through the date of payment she would receive 50% of the Preliminary ROE Bonus, payable no later than April 1 of the calendar year immediately following the year to which such Preliminary ROE Bonus related. Global Indemnity would retain the remaining 50% unpaid balance of the Preliminary ROE Bonus, which would be paid to Ms. Valko within 90 days after the end of the third full calendar year following a Bonus Year (as defined in the 2018 Employment Agreement), regardless of Ms. Valko’s then-current employment status with the Company, but subject to adjustment based on an actuarial assessment of incurred but not reported underwriting losses and loss adjustment expenses and actual underwriting losses and loss adjustment expenses.

Additionally, under the 2018 Employment Agreement, Ms. Valko was eligible to receive an annual cash Performance Incentive Bonus of up to $200,000, based on an assessment of her performance during the Bonus Year (as defined by the 2018 Employment Agreement) by the Compensation Committee, in its sole discretion, based upon the assessment of the Company’s Chairman of the Board, in his sole discretion.

Under the 2018 Employment Agreement, Ms. Valko was restricted from selling any Class A Common Shares unless Ms. Valko retained (x) vested Global Indemnity stock options and shares having an aggregate value of at least equal to the lesser of (i) $5,000,000 or (ii) $5,000,000 multiplied by a fraction, the numerator of which is the volume weighted trading price of Global Indemnity’s shares for the 30-day period ending on the relevant measurement date and the denominator of which is $50, and (y) at least 75% of the Global Indemnity options and restricted shares granted to her. Ms. Valko was required to provide Global Indemnity’s Chairman of the Board with advance notice, and receive approval of, any proposed sale.

In addition, Ms. Valko was granted options (“Tranche 3 Options”) to buy 300,000 Class A Common Shares with an exercise price of $50.00 per share. 100,000 Tranche 3 Options vested on December 31 of each of 2018, 2019 and 2020, if Ms. Valko remained employed and in good standing as of such date. Tranche 3 Options originally expired on the earlier of December 31, 2027 and 90 calendar days after Ms. Valko was neither employed by Global Indemnity nor a member of the Board, but per the terms of the Valko Separation Agreement, the Tranche 3 Options cease being exercisable 24 months after Ms. Valko’s retirement. 100,000 of the Tranche 3 Options vested on December 31, 2018 and are exercisable, 100,000 of the Tranche 3 Options vested on December 31, 2019 and are exercisable, and 100,000 of the Tranche 3 options vested on December 31, 2020 and are exercisable.

In 2014, Ms. Valko was granted options to buy 300,000 Class A Common Shares (“Tranche 2 Options”). The Tranche 2 Options vested on December 31 of each of 2018, 2019 and 2020 in an amount based on Ms. Valko’s attainment of the ROE Bonus criteria described above. 100,000 of Ms. Valko’s Tranche 2 Options failed to vest on December 31, 2018 and were forfeited as the return on equity criteria in her 2018 Employment Agreement was not met. 100,000 of Ms. Valko’s Tranche 2 Options vested on December 31, 2019 based on achievement of return on equity of 5.5%, which exceeded the targeted 5.1% return on equity, and are subject to true-up of the return on equity. 100,000 of Ms. Valko’s Tranche 2 Options failed to vest on December 31, 2020 and were forfeited as the return on equity criteria in her 2018 Employment Agreement were not met.

For information on Ms. Valko’s bonus opportunities, see the discussion related to Ms. Valko under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Ms. Valko’s employment agreement, please see the disclosure related to Ms. Valko under “Potential Payments Upon Termination or Change in Control” below.

Thomas M. McGeehan

Mr. McGeehan has an executive employment agreement with the Company. The agreement initially began with a predecessor company, United America Indemnity, Ltd., but has since been amended to reflect the Company as a party. The initial employment term was from December 8, 2009 through December 31, 2012, and has since been renewed annually. The agreement contains additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other.

The employment agreement provides that Mr. McGeehan is entitled to an annual base salary of not less than $300,000, which is subject to review each year the agreement is in effect, commencing with calendar year 2010, and provided an initial award of 16,000 restricted Class A Common Shares, vesting in one-fourth equal installments on each anniversary of the date of grant. After the July 2, 2010 one-for-two reverse stock split, Mr. McGeehan’s awarded shares were adjusted accordingly to reflect an award of 8,000 Class A Common Shares.

For information on Mr. McGeehan’s bonus opportunities see the discussion related to Mr. McGeehan under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. McGeehan’s employment agreement, please see the disclosure related to Mr. McGeehan under “Potential Payments Upon Termination or Change in Control” below.

Jonathan E. Oltman

In connection with Mr. Oltman’s appointment as President of our insurance operations, the Company and Mr. Oltman executed the “Terms of Employment” on January 19, 2021. The initial term of the Terms of Employment runs from January 19, 2021 through December 31, 2023. The Terms of Employment provides for an annual base salary of $650,000. The Terms of Employment provides for a grant of 140,000 stock options to acquire Class A Common Shares, of which one-third will vest on April 1 of each of 2022, 2023 and 2024, subject to (i) the achievement of certain underwriting results for the applicable year as determined by the Board, and (ii) Mr. Oltman being a Company employee in good standing as of the applicable vesting date. All vested, unexercised stock options expire on the earlier of (i) January 31, 2031, (ii) the last day of the twenty-fourth month after the date Mr. Oltman’s employment is terminated for cause, (iii) ninety calendar days after the date Mr. Oltman voluntarily terminates his employment with us, (iv) the date Mr. Oltman precipitated a cause event, (v) the date Mr. Oltman’s employment is terminated for cause, and (vi) the date Mr. Oltman materially breached any material post-employment agreements with Global Indemnity.

The Terms of Employment provide Mr. Oltman with a bonus award opportunity between $487,500 and $812,500 with a target of $650,000, payable 50% in cash and 50% in Class A Common Shares. Calendar years 2021, 2022 and 2023 (corresponding to the Company’s fiscal years) are referred to as “Contract Year(s)”. With respect to each Contract Year during which Mr. Oltman serves as President for the entirety of such year (or in the case of 2021, from January 19, 2021 through December 31, 2021), if and only if Global Indemnity’s insurance and reinsurance operations’ (“Penn-Patriot’s”) actual consolidated policy year underwriting income for such Contract Year (the “Actual Contract Year UI”) equals or surpasses 75% of the amount of Penn-Patriot’s consolidated policy year underwriting income included in the business plan approved (and as may be modified) by the Board in respect of such Contract Year (the “Board Targeted UI”), then Mr. Oltman shall be entitled to a bonus award (“Bonus Award”) in respect of such Contract Year. The Bonus Award in respect of a Contract Year will be $487,500 if the Actual Contract Year UI is 75% of the Board Targeted UI, $650,000 if the Actual Contract Year UI is 100% of the Board Targeted UI, and $812,500 if the Actual Contract Year UI is 125% or more of the Board Targeted UI. If the Actual Contract Year UI is between 75% and 125% of the Board Targeted UI, the Bonus Award in respect of a Contract Year will be determined by interpolation.

A Bonus Award will be payable as follows: (i) if on April 1 of the calendar year immediately following the close of a Contract Year, Mr. Oltman is on such date then employed by the Company and in good standing, then fifty percent (50%) of the Bonus Award in respect of such Contract Year, if any, shall be deemed earned and shall be paid in cash (the “Bonus Award Paid Amount”); and (ii) if on April 1 of the fourth (4th) calendar year following the close of each Contract Year, Mr. Oltman is then employed by the Company and in good standing, or, if Mr. Oltman is no longer employed by Global Indemnity at such time, but Mr. Oltman (A) had not voluntarily terminated his employment with the Company, and (B) had neither been terminated for cause, precipitated a cause event, nor materially breached any material post-employment agreements, then the Bonus Award in respect of such Contract Year shall be redetermined (i.e., trued-up) based upon the (x) underwriting loss and loss adjustment expense developments in respect of the Contract Year as of December 31 of the third (3rd) calendar year following such Contract Year (the “True-up Date”) and (y) an actuarial assessment of incurred but not reported underwriting losses and loss adjustment expenses in respect of such Contract Year as of the True-up Date (the “Trued-up Bonus Award”). In the event a Trued-up Bonus Award for a Contract Year exceeds the Bonus Award Paid Amount in respect of such Contract Year, then Mr. Oltman shall at such time be paid the amount of such excess (the “Excess Payment”) in fully vested Class A Common Shares. The number of such shares will be determined by (i) the Excess Payment divided by (ii) the per share price of Class A Common Shares on December 31 of the applicable Contract Year. In addition, the Company shall pay to Mr. Oltman the cash amount of dividends that would have been payable to the holder of such number of shares if those shares had been issued on December 31 of the applicable Contract Year.

For information on Mr. Oltman’s bonus opportunities in 2021, see the discussion related to Mr. Oltman under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under the Terms of Employment, please see the disclosure related to Mr. Oltman under “Potential Payments Upon Termination or Change in Control” below.

Reiner R. Mauer

On May 14, 2021, the Company, Penn-Patriot and Mr. Mauer executed a Chief Operating Officer Agreement (the “COO Agreement”) which provides for an employment term from May 14, 2021 through December 31, 2026.

The COO Agreement provides for an annual base salary of $575,000 (“ COO Base Salary”) and an annual target bonus opportunity of $500,000 (the “COO Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Mauer’s term as COO, with half of any earned COO Bonus Opportunity payable in the subsequent calendar year and an additional amount payable following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable year.

The COO Agreement provides for a grant of 400,000 BVARs with an aggregate initial notional value equal to approximately 0.8% of Penn-Patriot’s book value, which entitle Mr. Mauer to a payment based on the value of the per-BVAR appreciation in Penn-Patriot’s book value over the initial notional value, calculated in accordance with the COO Agreement. The BVARs will vest by December 31, 2026, subject to the achievement of certain performance goals and Mr. Mauer’s continued employment as of the vesting date, with half of the applicable appreciation value of the BVARs payable on April 1, 2027 and an additional amount payable on April 1, 2030 following a true-up of underwriting results for the applicable performance period. The BVARs will vest in full in the event of a “Change in Control” of Penn-Patriot (as defined in the COO Agreement) and a specified portion may vest in the event Mr. Mauer is terminated by Penn-Patriot without cause.

The COO Agreement provides that Penn-Patriot may terminate Mr. Mauer’s employment at any time for any reason. In the event of Mr. Mauer’s termination by Penn-Patriot, other than in respect of a “Cause Event” (as defined in the COO Agreement), Mr. Mauer will receive as severance an aggregate amount equal to the lesser of (i) one month of Base Salary for each 12 months of employment and (ii) the Base Salary otherwise payable between the termination date and December 31, 2026 (such COO Base Salary payments, the “ COO Severance Amount”). Payment of the COO Severance Amount is contingent upon compliance with the terms in the COO Agreement, including Mr. Mauer’s executing a general release of claims in favor of the Company, Penn-Patriot and other specified parties.

The COO Agreement includes perpetual confidentiality and mutual non-disparagement provisions, and two-year post-termination non-competition, customer non-solicitation and employee non-solicitation and non-hire provisions.

For information on Mr. Mauer’s bonus opportunities, see the discussion related to Mr. Mauer under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Mauer’s employment agreement, please see the disclosure related to Mr. Mauer under “Potential Payments Upon Termination or Change in Control” below.

Thomas P. Gibbons

Mr. Gibbons is an at-will employee and does not have an executive employment agreement or arrangement.

For information on Mr. Gibbon’s bonus opportunities, see the discussion related to Mr. Gibbons under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control, please see the disclosure related to Mr. Gibbons under “Potential Payments Upon Termination or Change in Control” below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The following table shows information concerning outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards							Stock Awards (14)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David S. Charlton	—		—		—	—	—	—		—	—		—
Cynthia Y. Valko	300,000	(2)	—		—	17.87	9/19/21	—		—	—		—
	300,000	(3)	—		—	50.00	12/31/27	—		—	—		—
Thomas M. McGeehan	—		—		—	—	—	469	(4)	11,786	1,381	(5)	34,705
	—		—		—	—	—	2,532	(6)	63,629	3,797	(7)	95,419
	—		—		—	—	—	2,250	(8)	56,543	—		—
Jonathan E. Oltman	—		93,333	(9)	—	28.70	1/19/31	—		—	—		—
	—		—		—	—	—	704	(4)	17,692	2,070	(5)	52,019
	—		—		—	—	—	23,856	(10)	599,501	—		—
	—		—		—	—	—	2,826	(11)	71,017	4,219	(7)	106,023
Reiner R. Mauer	—		—		—	—	—	—		—	—		—
Thomas P. Gibbons	—		—		—	—	—	399	(4)	8,691	892	(5)	25,502
	—		—		—	—	—	1,809	(12)	22,472	1,173	(7)	33,536
	—		—		—	—	—	17,263	(13)	433,819	—		—

(1)	Value based on December 31, 2021 closing share price of $25.13, as reported on NASDAQ.

(2)

Represents vested options to purchase restricted Class A Common Shares. These options were granted in September 2011, with an exercise price equal to the lesser of $17.87 and the trade weighted average price of our shares on the first day of trading following the expiration of our black-out period in respect of the release of our third quarter 2011 earnings. The first day of trading following the expiration of our black-out period in respect of the release of our third quarter 2011 earnings was November 2, 2011 and the trade weighted average price of our shares was $19.55. These options vested pro rata in three equal installments on each of December 31, 2012, December 31, 2013, and December 31, 2014, subject to Ms. Valko’s continued employment through each such vesting date, with options to acquire 100,000 Class A Common Shares having vested on December 31, 2012; options to acquire 100,000 Class A Common Shares having vested on December 31, 2013; and options to acquire 100,000 Class A Common Shares having vested on December 31, 2014.

(3)

Represents vested options to purchase Class A Common Shares. These options were granted in March 2018, with an exercise price of $50.00 per share and vested on December 31, 2018. These options originally expired on the earlier of December 31, 2027 and 90 calendar days after Ms. Valko is neither employed by Global Indemnity nor a member of the Board. Per the terms of the Valko Separation Agreement, these options are exercisable until January 31, 2023.

(4)	Represents Class A Common Shares that vested on January 1, 2022.

(5)

Represents Class A Common Shares scheduled to vest after a re-measurement of the 2018 combined ratio, excluding corporate expenses, three years after the grant. These Class A Common shares failed to vest as the re-measured combined ratio was great than the 2018 combined ratio and were forfeited on March 10, 2022.

(6)	Represents 1,265 RSUs that vested on January 1, 2022 and 1,267 RSUS that will vest on January 1, 2023.

(7)

Represents RSUs that vest after a re-measurement of the 2109 combined ratio, excluding corporate expenses, three years after the grant. The RSUs vest if the re-measured combined ratio is not greater than the 2019 combined ratio and such vesting will occur no later than March 15, 2023.

(8)	Represents 1,125 RSUs that vested on January 1, 2022 and 1,125 RSUs that will vest on January 1, 2023.

(9)

Represents unvested options to buy 93,333 Class A Common Shares with an exercise price of $28.70. 46,666 of the options will vest on April 1, 2023, and 46,667 vest on April 1, 2024, subject to the achievement of certain underwriting results for the applicable year as determined by the Board and Mr. Oltman being a Company employee in good standing as of the applicable vesting date.

(10)	Represents grant of RSUs of which 5,301 vest on June 18, 2022, 7,952 vest on June 18, 2023, and 10,603 vest on June 18, 2024.

(11)	Represents 1,392 RSUs that vested on January 1, 2022 and 1,434 RSUs that will vest on January 1, 2023.

(12)	Represents 891 RSUs that vested on January 1, 2022 and 918 RSUs that will vest on January 1, 2023.

(13)	Represents grant of RSUs of which 3,836 vest on June 18, 2022, 5,754 vest on June 18, 2023, and 7,673 vest on June 18, 2024.

(14)	All vestings are contingent upon the executive remaining employed and in good standing at the time of the vesting.

OPTION EXERCISES AND STOCK VESTED IN 2021

The following table shows the stock vested in 2021 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
David S. Charlton	—	—	—	—
Cynthia Y. Valko	—	—	—	—
Thomas M. McGeehan (2)	—	—	4,837	139,494
Jonathan E. Oltman (3)	—	—	5,681	160,479
Reiner R. Mauer	—	—	—	—
Thomas P. Gibbons (4)	—	—	4,392	124,468

(1)	The amounts in this column reflect the value realized upon the vesting of stock award, based on the closing price of our Class A Common Shares, as reported on NASDAQ, on the applicable vesting dates.

(2)	Pertains to the January 1, 2021 vesting of 946 Class A Common Shares, the March 5, 2021 vesting of 1,487 Class A Common Shares, 1,125 RSUs and the January 1, 2021 vesting of 2,390 RSUs.

(3)

Pertains to the January 1, 2021 vesting of 925 Class A Common Shares, the March 5, 2021 vesting of 731 Class A Common Shares, the January 1, 2021 vesting of 1,392 RSUs and the June 18, 2021 vesting of 2,651 RSUs.

(4)	Pertains to the January 1, 2021.

PENSION BENEFITS IN 2021

None of our named executive officers participate in or have account balances in any defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION IN 2021

None of our named executive officers participate in any nonqualified deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the agreements, plans, and arrangements that provide for payment to our current named executive officers at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities, as of December 31, 2021.

The amounts reflected below do not include life insurance payouts that would have been made to our named executive officers upon death on December 31, 2021. Mr. Mauer has an additional voluntary life insurance policy that provides $250,000 in coverage. Mr. Gibbons has an additional voluntary life insurance policy that provides $300,000 in coverage and an additional voluntary accidental death and dismemberment insurance policy that provides $300,000 in coverage.

David S. Charlton

Under the CEO Agreement, Mr. Charlton’s employment could have been terminated at any time by us, with or without cause, or by Mr. Charlton at any time.

•

Termination by Us for Cause. If Mr. Charlton’s employment was terminated for cause, Mr. Charlton would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the CEO Agreement, “cause” or a “cause event” includes conduct constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct, or gross negligence, (ii) Mr. Charlton being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude, (iii) Mr. Charlton failing to follow the lawful written instructions of the Board or the chairman of the Board and (iv) Mr. Charlton’s material violation of the Company’s governance rules, code of conduct, conflict of interest, or similar GBLI policies applicable to GBLI’s employees generally or senior executives generally. Solely with respect to a termination pursuant to clause (iii) of the immediately preceding sentence, Mr. Charlton’s termination shall not constitute a termination for cause or a cause event unless (x) the Company first provides him with written notice thereof within thirty (30) days after the event alleged to constitute cause or a cause event, (y) to the extent correctable, Mr. Charlton fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (z) the effective date of Mr. Charlton’s termination for cause or a cause event occurs no later than thirty (30) days after the expiration of such cure period.

•

Termination by Us Without Cause. If we terminated Mr. Charlton without cause, Mr. Charlton was entitled to severance payments equal to the lesser of one month of base salary for each 12 months of employment prior to the date of termination and the base salary otherwise payable between the termination date and December 31, 2026, subject to the execution of a general release.

•	Change in Control. All of Mr. Charlton’s unvested BVARs, if any, become vested upon a change in control of GBLI.

Assuming Mr. Charlton’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2021, such payments and benefits would have had an estimated value of:

Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause (1)	—	—	—	—	—
Without Cause	—	—	—	—	—
Change in Control (2)	—	—	—	—	—

(1)	We would have had no further obligation to Mr. Charlton except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	If a change of control happened on December 31, 2021, Mr. Charlton’s BVARs would vest, but they would have a negative value on December 31, 2021.

Cynthia Y. Valko

Under the 2018 Employment Agreement and the 2020 Chief Executive Agreement, Ms. Valko’s employment could have been terminated at any time by us, with or without cause, or by Ms. Valko at any time.

•

Termination by Us for Cause. If Ms. Valko’s employment was terminated for cause, Ms. Valko would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the 2018 Employment Agreement and the 2020 Chief Executive Agreement, “cause” included one or more of the following as determined by the Board in its sole discretion: (1) conduct of Ms. Valko constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct or gross negligence; (2) Ms. Valko being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude; (3) Ms. Valko failing to follow the lawful written instructions of the Chairman of the Board or the Board; or (4) Ms. Valko’s violation of the Company’s governance, code of conduct, conflict of interest or similar Company policies applicable to Company employees generally or senior executives generally.

•

Termination by Us Without Cause. If we terminated Ms. Valko without cause, Ms. Valko was entitled to severance payments equal to one month of base salary for each 12 months of employment prior to the date of termination, subject to the execution of a general release, with such amount payable in a lump sum on the 60th day following Ms. Valko’s termination date.

•

Change in Control. All of Ms. Valko’s unvested restricted shares and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Ms. Valko’s unvested options, if any, see the description related to Ms. Valko in the “Outstanding Equity Awards at December 31, 2021” table above.

Assuming Ms. Valko’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2021, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause (1)	—	—	—	—	—
Without Cause	675,000	—	—	—	675,000
Change in Control (2)	—	3,216,000	—	—	3,216,000

(1)	We would have had no further obligation to Ms. Valko except to pay her for all accrued, but unpaid, base salary through the termination date.

(2)

The option amount represents the value of the spread between the $17.87 exercise price and the closing price of $25.13 on December 31, 2021 for vested options to purchase 300,000 Class A Common Shares granted in 2011. For the vested options to purchase Class A Common Shares granted in 2014, the exercise price of $38.43 is above the closing price of $25.13 on December 31, 2021 and are of no value. For the vested options to purchase Class A Common Shares granted in 2018, the exercise price of $50.00 is above the closing price of $25.13 on December 31, 2020 and are of no value. For the options to purchase Class A Common Shares granted in 2021, the exercise price of $52.79 is above the closing price of $25.13 on December 31, 2021 and are of no value.

Jonathan E. Oltman

The January 19, 2021 Terms of Employment provide that Mr. Oltman’s employment can be terminated at any time by us with or without cause or by Mr. Oltman at any time. The Terms of Employment includes perpetual confidentiality and mutual non-disparagement provisions, and two-year post termination non-competition and employee and customer non-solicitation provisions.

•

Termination by Us for Cause. If Mr. Oltman’s Terms of Employment were terminated for cause, Mr. Oltman would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Per the Terms of Employment “cause” includes one or more of the following as determined by the Board in its sole discretion: (1) conduct of Mr. Oltman constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct, or gross negligence; (2) Mr. Oltman being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude; (3) Mr. Oltman failing to follow the lawful written instructions of the Chairman of the Board or the Board; or (4) Mr. Oltman’s violation of the Company’s governance, code of conduct, conflict of interest or similar Company policies applicable to Company employees generally or senior executives generally.

•

Termination by Us Without Cause. Per the Terms of Employment, if we terminated Mr. Oltman without cause, Mr. Oltman would be entitled to severance payments equal to one month of base salary for each 12 months of employment prior to the date of termination and his base salary otherwise payable between the date of termination and December 31, 2023. Any severance amount is payable monthly over the twenty-two months beginning on the 60th day following termination. Severance payments are subject to the execution of a general release.

•

Change in Control. All of Mr. Oltman’s unvested restricted shares, RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Oltman’s unvested RSUs and restricted shares, if any, see the description related to Mr. Oltman in the “Outstanding Equity Awards at December 31, 2021” table.

Assuming Mr. Oltman’s employment was terminated under any of these circumstances, including if his Terms of Employment were in effect, or a change in control occurred on December 31, 2021, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause	379,167	—	—	—	379,200
Change in Control(3)	—	—	1,125,188	—	1,125,188

(1)	We would have no further obligation to Mr. Oltman, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)

Assumes continued employment following a change in control. If Mr. Oltman were to be terminated without cause, Mr. Oltman would be entitled to the restricted shares amount set forth above in “Change in Control,” which includes unvested RSUs. The restricted shares amount represents all unvested RSUs and restricted shares multiplied by the closing price of $25.13 on December 31, 2021.

Thomas M. McGeehan

Under Mr. McGeehan’s employment agreement with us, Mr. McGeehan’s employment may be terminated at any time by us with or without cause, or upon his death or disability or by Mr. McGeehan upon 90 days’ written notice. For 12 months following Mr. McGeehan’s termination for any reason, Mr. McGeehan shall be subject to certain non-compete, non-solicit and confidentiality obligations.

•

Termination by Us for Cause, Death, Disability or Resignation. If Mr. McGeehan’s employment is terminated because of death, disability, Mr. McGeehan’s resignation (other than as a result of our failure to offer a reasonable relocation package due to our relocation) or for cause, Mr. McGeehan would receive all accrued, but unpaid, base salary and any vesting of restricted shares and/or options would cease.

Under Mr. McGeehan’s employment agreement, “cause” generally means (1) Mr. McGeehan substantially failing to perform his material duties after notice from us and failure to cure such violation within 10 days of the notice (to the extent the Board reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. McGeehan in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. McGeehan of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. McGeehan of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by the Board that Mr. McGeehan has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. McGeehan, or (7) Mr. McGeehan being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” generally means that Mr. McGeehan is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•

Termination by Us Without Cause or Termination by the Executive as a Result of Certain Relocation. If we terminate Mr. McGeehan without cause or he resigns as a result of the relocation of our principal executive offices or the business relocation of Mr. McGeehan (in both cases without us offering Mr. McGeehan a reasonable relocation package), Mr. McGeehan is entitled to severance payments equal to his monthly base salary multiplied by 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical and dental plan in which Mr. McGeehan participates until the earlier of the end of the severance period or Mr. McGeehan becoming eligible for coverage by another employer and subject to Mr. McGeehan continuing to bear his share of coverage costs.

•

Change in Control. All of Mr. McGeehan’s unvested restricted shares, unvested RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. McGeehan’s unvested RSUs and restricted shares, if any, see the description related to Mr. McGeehan in the “Outstanding Equity Awards at December 31, 2021” table above.

Assuming Mr. McGeehan’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2021, and without taking into account any value assigned to Mr. McGeehan’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause or as a Result of Certain Relocation (2)	500,000	—	—	3,422	500,262
Change in Control(3)	—	—	262,081	—	436,455

(1)	We would have no further obligation to Mr. McGeehan, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	Total includes $3,422 for cost of yearly dental benefit.

(3)

Assumes continued employment following a change in control. If Mr. McGeehan were to be terminated without cause or if Mr. McGeehan terminates due to certain relocation within 12 months following a change in control, Mr. McGeehan would be entitled to the amount set forth above in “Change in Control” as well as the amount set forth above in “Without Cause or as a Result of Certain Relocation.” The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $25.13 on December 31, 2021.

Reiner R. Mauer

Under the COO Agreement, Mr. Mauer’s employment could have been terminated at any time by us, with or without cause, or by Mr. Mauer at any time.

•

Termination by Us for Cause. If Mr. Mauer’s employment was terminated for cause, Mr. Mauer would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the COO Agreement, “cause” or a “cause event” includes conduct constituting fraud, dishonesty, malfeasance, gross incompetence, gross misconduct or gross negligence, (ii) Mr. Mauer being officially charged with or indicted for a felony criminal offense involving violence or moral turpitude, (iii) Mr. Mauer failing to follow the lawful written instructions of the Board, the chairman of the Board or the Chief Executive, and (iv) Mr. Mauer’s material violation of the Company’s governance rules, code of conduct, conflict of interest, or similar GBLI policies applicable to GBLI’s employees generally or senior executives generally. Solely with respect to a termination pursuant to clause (iii) of the immediately preceding sentence, Mr. Mauer’s termination shall not constitute a termination for cause or a cause event unless (x) the Company first provides him with written notice thereof within thirty (30) days after the event alleged to constitute cause or a cause event, (y) to the extent correctable, Mr. Mauer fails to cure the circumstance or event so identified within thirty (30) days after receipt of such notice, and (z) the effective date of Mr. Mauer’s termination for cause or a cause event occurs no later than thirty (30) days after the expiration of such cure period.

•

Termination by Us Without Cause. If we terminated Mr. Mauer without cause, Mr. Mauer was entitled to severance payments equal to the lesser of one month of base salary for each 12 months of employment prior to the date of termination and the base salary otherwise payable between the termination date and December 31, 2026, subject to the execution of a general release.

•	Change in Control. All of Mr. Mauer’s unvested BVARs, if any, become vested upon a change in control of GBLI.

Assuming Mr. Mauer’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2021, such payments and benefits would have had an estimated value of:

Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause	—	—	—	—	—
Change in Control(2)	—	—	—	—	—

(1)	We would have no further obligation to Mr. Mauer, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	If a change of control happened on December 31, 2021, Mr. Mauer’s BVARs would vest, but they would have a negative value on December 31, 2021.

Thomas P. Gibbons

Mr. Gibbons is an at-will employee and does not have an employment contract or arrangement.

•

Termination by for Cause, Death, Disability, Resignation or Without Cause. If Mr. Gibbons’ employment is terminated for any reason, except a change in control, Mr. Gibbons would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares, RSUs and/or options shall cease.

•

Change in Control. All of Mr. Gibbons’ unvested restricted shares, BVRs, RSUs and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Gibbons’ unvested RSUs and restricted shares, if any, see the description related to Mr. Gibbons in the “Outstanding Equity Awards at December 31, 2021” table.

Assuming Mr. Gibbons’ employment was terminated under any of these circumstances or a change in control occurred on December 31, 2021, such payments and benefits would have had an estimated value of:

Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause	—	—	—	—	—
Change in Control(2)	—	—	586,635	—	585,635

(1)	We would have no further obligation to Mr. Gibbons, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)

Assumes continued employment following a change in control. If Mr. Gibbons were to be terminated without cause, Mr. Gibbons would be entitled to the restricted shares amount set forth above in “Change in Control,” which includes unvested RSUs, if any. The restricted shares amount represents all unvested RSUs and restricted shares multiplied by the closing price of $25.13 on December 31, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2021 regarding the Company’s equity compensation plans. The only plan pursuant to which the Company may currently make additional equity grants is the Global Indemnity Group, LLC 2018 Share Incentive Plan, which replaced the 2016 Share Incentive Plan. The 2016 Share Incentive Plan replaced the Global Indemnity plc 2014 Share Incentive Plan as a result of the redomestication of Global Indemnity from Ireland to the Cayman Islands. The Global Indemnity plc 2014 Share Incentive plan had replaced the Global Indemnity plc 2003 Share Incentive Plan, which had expired per its terms on September 5, 2013. Outstanding grants were not affected by the Redomestication, the 2016 redomestication of Global Indemnity from Ireland to the Cayman Islands, or the expiration of the Global Indemnity plc 2003 Share Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	693,333	(2)	$33.23	1,729,817
Equity compensation plans not approved by security holders	—		—	—
Total	693,333	(2)	$33.23	1,729,817

(1)	Does not include securities reflected in the column entitled “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(2)

Includes 300,000 options to acquire Class A Common Shares granted under the 2003 Global Indemnity plc Share Incentive Plan and 300,000 options to acquire Class A Common Shares granted under the Global Indemnity Group plc 2014 Share Incentive Plan, as amended, and 93,333 options to acquire Class A Common Shares granted under the Global Indemnity Group, LLC 2018 Share Incentive Plan, as amended.

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer during 2021, Mr. Charlton.

This pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee for 2021 by selecting the middle employee calculated by ordering compensation of all employees, excluding Mr. Charlton, from the highest to the lowest and selecting the employee at the center. We included all employees, as of December 31, 2021. As of December 31, 2021, we employed 339 persons in the United States, 19 employees in Ireland, and one employee in Bermuda. For United States based employees we used gross compensation as reported on Form W-2, for Ireland based employees we used total play plus additional compensation as reported on our 2021 payroll summary (euros were converted to

U.S. dollars using the exchange rate as of December 31, 2021), and for our Bermuda based employee we used 2021 gross compensation, which included annual salary plus any bonus payment plus any other compensation. Our median employee’s total compensation in 2021 was $88,738.

With respect to the annual total compensation of Mr. Charlton, we used the amount in the “Total” column of our 2021 Summary Compensation Table included in this Annual Report, which was $3,455,901. Our 2021 ratio of chief executive officer total compensation to our median employee’s total compensation is 38.9:1.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

No member during 2021 was an employee or an officer of Global Indemnity or its subsidiaries at any time during 2021 nor has any such person formerly been an officer of the Company. No executive officer of Global Indemnity served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of our Board or our Nom-Comp Committee during 2021.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our Class A and Class B Common Shares as of April 19, 2022, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our named executive officers;

•	each of our current directors and director nominees;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purposes.

As of April 19, 2022, the following share capital of Global Indemnity Group, LLC was issued and outstanding:

•	10,592,278 Class A Common Shares; and

•	3,947,206 Class B Common Shares, each of which is convertible at any time at the option of the holder into one Class A Common Share.

Based on the foregoing, and assuming each Class B Common Share is converted into one Class A Common Share in accordance with the LLCA, as of April 19, 2022, there would have been 14,539,484 Class A Common Shares issued and outstanding. Except as otherwise set forth in the footnotes to the following table, each beneficial owner has the sole power to vote and dispose of all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

	Class A Common Shares		Class B Common Shares		Total Voting Power(2)	% As- Converted Ownership(3)
Name and address of Beneficial Owner**	Shares	%	Shares	%	%	%
Saul A. Fox(4)	5,882,995	40.5	3,880,724	98.3	7.4	40.5
Fox Paine & Company, LLC and affiliated investment funds(5)	3,774,267	26.0	3,774,267	95.6	75.4	26.0
Richmond Hill Investments, LLC(6)	1,400,038	13.4	—	—	2.8	9.7
Hotchkis & Wiley Capital Management(7)	1,166,172	11.1	—	—	2.3	8.1
Richmond Hill Investment Co., LP(8)	997,188	9.5	—	—	2.0	6.9
Dimensional Fund Advisors LP.(9)	726,059	6.9	—	—	1.5	5.0
Harbert Fund Advisors LP (10)	706,602	6.7	—	—	1.4	4.9
Seth J. Gersch (11)	165,471	1.6	—	—	*	1.1
Jonathan E. Oltman (12)	137,839	1.3	—	—	*	*
Joseph W. Brown	113,960	*	—	—	*	*
Thomas M. McGeehan (13)	64,556	*	—	—	*	*
David C. Elliott (13)	32,721	*	—	—	*	*
Thomas P. Gibbons (13)	25,638	*	—	—	*	*
James R. Holt, Jr.	1,243	*	—	—	*	*
David S. Charlton	0	*	—	—	*	*
Reiner R. Mauer	0	*	—	—	*	*
All directors and executive officers as a group (consists of 10 persons)	6,424,423	44.2	3,880,724	98.3	82.8	44.5

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o Global Indemnity Group, LLC, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004.

(1)

The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of April 19, 2022. In particular, Class A Common Shares that may be acquired by a particular beneficial owner upon the conversion of Class B Common Shares are deemed to be outstanding for the purpose of computing the percentage of the Class A Common Shares owned by such beneficial owner, but are not deemed to be outstanding for the purpose of computing the percentage of the Class A Common Shares owned by any other beneficial owner.

(2)

The percentages in this column represent the percentage of the total outstanding voting power of Global Indemnity Group, LLC that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B Common Share has ten votes, and the denominator is the total number of votes to which all outstanding shares of Global Indemnity Group, LLC are entitled, again taking into account that each Class B Common Share has ten votes.

(3)

The percentages in this column represent the percentage of the total outstanding share capital of Global Indemnity Group, LLC that a particular beneficial owner holds on an as-converted basis, assuming that each Class B Common Share is converted into one Class A Common Share. As of April 19, 2022 there were 14,539,484 Class A Common Shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of Class A Common Shares each beneficial owner holds on an as-converted basis and the denominator is the total number of Class A Common Shares on an as-converted basis.

(4)

979,050 of the Class A Common Shares listed and 172,939 of the Class B Common Shares listed are held by Fox Mercury Investments LP (collectively with certain of its affiliates, the “FM entities”). Mercury Assets Delaware LLC and a subsidiary of Fox Paine Global, Inc. are the limited partners of Fox Mercury Investments, L.P. and a subsidiary of Fox Paine Global, Inc. is the general partner of Fox Mercury Investments, L.P. 1,023,221 of the Class A Common Shares listed are held by Mercury Assets Delaware, LLC. Fox Paine & Company LLC is owned by Fox Paine Global, Inc. Mr. Fox is the founder and Chief Executive of Fox Paine & Company, LLC. The sole shareholder of Fox Paine Global Inc. is Benjerome Trust. The sole member of Mercury Assets Delaware LLC is the Benjerome Trust. Mr. Fox is the sole trustee of the Benjerome Trust. Fox Mercury Investments, L.P. is a less than 10% shareholder of Fox Paine International GP, Ltd and does not control Fox Paine International GP, Ltd. The address for Fox Mercury Investments, L.P. is 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. The address of Fox Paine Global, Inc. is 200 South Virginia Street, Suite 820, Reno, NV 89501. The address for Mr. Fox and the other entities is c/o Fox Paine & Company, LLC, 2105 Woodside Road, Suite D, Woodside, California 94062.

(5)

The security holders are: Fox Paine Capital Fund II International, L.P (the “Fox Paine Fund”) and FP International LPH, L.P. The sole general partner of the Fox Paine Fund is FP International LPH, L.P. The sole general partner of FP International LPH, L.P. is Fox Paine International GP, Ltd. (“GPLTD”). As a result, each of FP International LPH, L.P., and GPLTD may be deemed to control the Fox Paine Fund. As the sole general partner of FP International LPH, L.P., GPLTD may be deemed to control FP International LPH, L.P. In addition, pursuant to a management agreement with FP International LPH, L.P. and the Fox Paine Fund, Fox Paine & Company, LLC may be deemed to be the indirect beneficial owner of such securities by virtue of its dispositive power over securities held by the Fox Paine Fund, but does not have voting power over securities held by the Fox Paine Fund (which voting power is retained by FP International LPH, L.P., the general partner of the Fox Paine Fund, and exercised by GPLTD, the general partner of FP International LPH, L.P.). Fox Mercury Investments, L.P. is a less than 10% shareholder of GPLTD and does not control GPLTD. GPLTD, as the general partner of FP International LPH, L.P., may terminate that management agreement at any time in its sole discretion. The address for the Fox Paine Fund is One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands.

(6)

Based on information provided pursuant to a Schedule 13G/A filed on January 10, 2018 with the Securities and Exchange Commission, which reported that Richmond Hill Investments, LLC, (“Richmond Hill”), an investment advisor, has shared dispositive power and shared power to direct the vote of 1,400,038 Class A Common Shares with Essex Equity Joint Investment Vehicle, LLC (“Essex”) and John Liu, as the principal of Essex. Essex, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Liu, Essex and Richmond Hill is 375 Hudson Street, 12th Floor, New York, NY 10014.

(7)

Based on information provided pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2022, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to 1,037,913 Class A Common Shares, has the power to direct the vote of 875,669 Class A Common Shares and has no shared dispositive or voting power over the remaining Class A Common Shares. The address for Hotchkis is 601 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(8)

Based on information provided pursuant to a Schedule 13G/A filed on February 14, 2019 with the Securities and Exchange Commission, which reported that Richmond Hill Investment Co., LP, (“Richmond Hill Investment”), an investment advisor, has shared dispositive power and shared power to direct the vote of 997,188 Class A Common Shares with Richmond Hill Capital Management, LLC (“Richmond Hill Capital”) and Ryan P. Taylor, the principal of Richmond Hill Capital. Richmond Hill Capital, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Taylor, Richmond Hill Investment and Richmond Hill Capital is 375 Hudson Street, 12th Floor, New York, NY 10014.

(9)

Based on information provided pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2022, which reported that Dimensional Fund Advisors LP (“Dimensional”), an investment advisor, has sole dispositive power as to 726,059 Class A Common Shares, has the power to direct the vote of 715,059 Class A Common Shares, and has no shared dispositive or voting power over the remaining Class A Common Shares. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)

Based on information provided pursuant to a Schedule 13D/A filed with the Securities and Exchange Commission on January 6, 2022, which reported that Harbert Fund Advisors, Inc. (“Harbert”), an investment advisor, has shared dispositive power as to 706,602 Class A Common Shares and the shared power to vote 706,602 Class A Common Shares. Harbert shares the dispositive power and power to vote with Harbert Management Corporation, Jack Bryant, Kenan Lucas, and Raymond Harbert. The address for Harbert, Harbert Management Corporation, and Messrs. Bryant, Lucas and Harbert is 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203.

(11)	Mr. Gersch is a less than 10% shareholder of Fox Paine International GP, Ltd. and does not control Fox Paine International GP, Ltd.

(12)

Includes 96,333 Class A Common Shares issuable upon exercise of options that are currently exercisable or could become exercisable within 60 days. Include Class A Commons Shares subject to restricted share units.

(13)	Includes Class A Common Shares subject to restricted stock units.

Related Party Transactions

The Conflicts Committee of our Board is responsible for investigating, reviewing, evaluating and taking action upon any actual or potential related party transactions and, as appropriate, making recommendations with respect to related party transactions to our Board for its formal approval. In addition, the Conflicts Committee is responsible for carrying out and fulfilling the duties and responsibilities of the Conflicts Committee set forth in Section 5.17 of the LLCA in connection with any related party transactions. If a member of the Conflicts Committee or our Board is a party to the transaction, he or she will not vote on the approval of the transaction.

Generally, the Conflicts Committee reviews all transactions, activities, arrangements, circumstances or other matters between or among one or more related parties, on the one hand, and Global Indemnity, on the other hand, including those transactions that are required to be disclosed in our proxy statement or in the notes to our audited financial statements. A “related party” includes any executive officer, director, nominee for director or beneficial holder of more than 5% of our Outstanding Voting Shares, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

The Conflicts Committee has the power and authority, in its sole discretion, to retain or obtain the advice of any financial advisors, consultants, legal counsels, or other advisors in connection with conducting investigations into or studies of related party transactions. In addition, the Conflicts Committee may ask members of management or others to attend its meetings and to provide pertinent information as necessary. Following each of its meetings, the Conflicts Committee will, as appropriate, deliver a report on the meeting to the Board, including a description of all matters approved by the Conflicts Committee at the meeting.

Second Amended and Restated Limited Liability Company Agreement

As of April 20, 2021, the Fox Paine Entities beneficially own shares representing approximately 83% of the voting power of Global Indemnity. As such, the Fox Paine Entities currently constitute a Class B Majority Shareholder (as defined in the LLCA) and, in connection therewith, are entitled pursuant to Section 5.3 of the LLCA, but are not obligated, to appoint a number of the Company’s directors equal in the aggregate to their pro rata percentage of the voting power in the Company, rounded up to the nearest whole number of directors, which number, as of April 19, 2022, is each of of the Company’s five (5) directors. In addition, given the percentage of the voting power in the Company beneficially held by the Fox Paine Entities, the Fox Paine Entities are able to control the election of all of the Company’s remaining directors. The Company’s Chairman of the Board is the chief executive and founder of Fox Paine & Company, LLC.

Management Agreement

Pursuant to the Third Amended and Restated Management Agreement, (“Management Agreement”) dated August 28, 2020, between the Company and Fox Paine & Company, LLC, the Company agrees to pay, or to cause one of its affiliates to pay, an annual service fee (“Annual Service Fee”) as compensation for Fox Paine & Company, LLC’s ongoing provision of certain financial and strategic consulting, advisory and other services to the Company and its affiliates, and to reimburse all direct and indirect expenses paid or incurred in connection with such services upon request, excluding expenses for travel, lodging, meals and other items relating to attendance at regularly scheduled meetings of the Board. For the twelve-month period beginning on September 5, 202 and ending September 4, 2021, the Annual Service Fee was equal to $2.7 million, which amount will be adjusted on an ongoing basis in each subsequent twelve-month period to reflect the aggregate increase in the Consumer Price Index for All Urban Consumers as determined by the U.S. Bureau of Labor Statistics. Should the Company and Fox Paine & Company, LLC agree that the Annual Service Fee will be deferred, the Annual Service Fee will become subject to an annual adjustment equal to the percentage rate of return the Company earns on its investment portfolio multiplied by the aggregate Annual Service Fees and adjustment amounts accumulated and unpaid through such date.

In addition, upon the consummation of a “change in control” transaction in connection with the termination of management services, the Company will pay Fox Paine & Company, LLC a cash fee in an amount to be agreed upon, plus reimbursement of expenses. Fox Paine & Company, LLC will also receive a cash transaction fee in an amount to be agreed upon, plus reimbursement of expenses, upon the consummation of a “change in control” transaction.

In addition, the Company has agreed to indemnify Fox Paine & Company, LLC and other indemnified parties against various liabilities that may arise as a result of the management services and advisory services they have provided or will provide.

Other Fees to Fox Paine & Company, LLC

In addition to the Annual Service Fee under the Management Agreement, as previously disclosed, Fox Paine & Company, LLC may also propose and negotiate transaction fees with the Company subject to the provisions of the Company’s related party transaction policies, including approval of the Company’s Audit Committee or Conflicts Committee of the Board, for those services from time to time. Each of the Company’s transactions with Fox Paine & Company, LLC described below were reviewed and approved by either the Company’s Audit Committee or Conflicts Committee of the Board, which are composed of independent directors, and the Board (other than Mr. Fox, who is not a member of either the Audit Committee or the Conflicts Committee and recused himself from the Board’s deliberations).

Confidentiality Agreement

On September 17, 2017, the Company and Fox Paine & Company, LLC entered into a confidentiality agreement whereby Fox Paine & Company, LLC agrees to keep confidential proprietary information, as defined in the confidentiality agreement, it receives regarding the Company from time to time, including proprietary information it may receive from director or director nominees appointed by the Fox Paine Entities.

Series A Cumulative Fixed Rate Preferred Interests

On August 27, 2020, the Company issued and sold to Wyncote LLC, an affiliate of Fox Paine & Company, LLC, (“Wyncote”) 4,000 Series A Cumulative Fixed Rate Preferred Interests (the “Series A Preferred Interests”) at a price of $1,000 per Series A Preferred Interest, for an aggregate purchase price of $4,000,000. Following the effective time of the Redomestication, all of the issued and outstanding Series A Preferred Interests sold to Wyncote were reclassified and remain outstanding as Series A Cumulative Fixed Rate Preferred Shares (the “Series A Preferred Shares”), otherwise unaffected by the Redomestication and subject to the terms of the LLCA and that certain Share Designation that sets forth the designation, rights, preferences, powers, duties, restrictions, limitations and obligations of the Series A Preferred Shares, including the 11% per annum targeted priority return. While the Series A Preferred Shares are non-voting, the holders of Series A Preferred Shares are entitled to appoint two additional members to the Company’s Board whenever the “Unpaid Targeted Priority Return” (as defined in the applicable Share Designation) with respect to the Series A Preferred Shares exceeds zero immediately following six or more “Distribution Dates” (as defined in the applicable Share Designation), whether or not such Distribution Dates occur consecutively. As of December 31, 2020, the Company has paid $133,240 in cash distributions per the terms of the Series A Preferred Shares.

Redomestication Fee

Pursuant to the Management Agreement, Fox Paine & Company, LLC performed extensive financial advisory services for the Company in connection with the conceptualization, design, structuring and implementation of the Redomestication. In accordance with the Management Agreement, Fox Paine & Company, LLC may propose and negotiate advisory fees for such services with the Company, subject to the provisions of the Company’s related party transaction policies. The Company agreed to pay an advisory fee to Fox Paine & Company, LLC for such services in an amount of $10.0 million, which was paid in November 2020. The $10.0 million fee was approved by the Conflicts Committee.

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2021.

The Audit Committee operates under a charter adopted by our Board. A copy of our Audit Committee Charter is available on our website at www.gbli.com. In performing all of its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditor who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2021.

The Audit Committee discussed with EY, our independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit Committee

Seth J. Gersch, Chairman; Joseph W. Brown; and
James R. Holt, Jr.

Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of shareholders. To be eligible for inclusion in the 2023 proxy statement, your proposal must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, no later than December 31, 2022, and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from the proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In order to bring any other proposal before the shareholders at the 2023 annual meeting of shareholders that will not be included in our proxy statement, you must satisfy the ownership requirements set forth in the LLCA and notify us of such proposal in writing, which notice must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, Three Bala Plaza East, Suite 300, Bala Cynwyd, Pennsylvania 19004, no earlier than January 16, 2023 and no later than February 15, 2023, unless our 2023 annual meeting of shareholders is not within twenty-five (25) days before or after the anniversary of our 2022 annual meeting of shareholders, in which case the notice must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the 2023 annual meeting was made, whichever occurs first. For proposals not made in accordance with Rule 14a-8, you must comply with the specific procedures and requirements set forth in the LLCA and the proposal must contain the specific information required by the LLCA. You may write to our Corporate Secretary at Three Bala Plaza East, Suite 300, Bala Cynwyd, Pennsylvania 19004 to deliver the notices discussed above and to request a copy of the relevant LLCA provisions regarding the requirements for making shareholder proposals candidates pursuant to the LLCA.

Under the LLCA, special meetings of shareholders, for any purpose or purposes, shall be called by any officer at the request of shareholders holding at least two-thirds of the Outstanding Voting Shares, taken together as a single class. Such request must be delivered to or be mailed and received by us at Global Indemnity Group, LLC, c/o Corporate Secretary, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, and shall state the purpose or purposes of the proposed meeting. At a special meeting of shareholders, only such business will be conducted as is specified in the notice of meeting (or any supplement thereto authorized by the Board). Upon our receipt of a request to call a special meeting of shareholders, the Board will determine the record date for such meeting and the date on which such meeting will be held, which meeting date will be held as promptly as practicable after the date of receipt of such request, taking into account the requirement to prepare and deliver to the shareholders any proxy materials and other information required in connection with such meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2021 were made on a timely basis except for the following filings we filed late on behalf of the reporting persons: Messrs. Charlton, Mauer and Holt on one Form 3 filing.

Other Matters

Our management knows of no matters to be presented at the Annual Meeting or any adjournments or postponements thereof other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters and the persons voting the shares subject to such proxies will vote on such matters in accordance with their discretion.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you send a written request to our Secretary, Global Indemnity Group, LLC, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004 or request copies by calling (610) 664-1500. If you want to receive separate copies of our Proxy Statement, Annual Report and 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee.

* * *

Upon request, we will furnish to record and beneficial owners of our Class A and Class B Common Shares, free of charge, a copy of our Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2021. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Secretary, Global Indemnity Group, LLC, Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004 or e-mailed to info@gbli.com. These items are also available at our website: www.gbli.com.

01—Seth J. Gersch For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03MYQA + + Proposals — The Board of Directors recommends you vote A FOR Proposals 1 and 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card 2. To ratify the appointment of Global Indemnity Group, LLC’s independent auditors. For Against Abstain 1. Election of Directors:

2022 Annual Meeting of Shareholders June 15, 2022, 12:00 PM (Eastern) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A and Class B Common Shares of GLOBAL INDEMNITY GROUP, LLC that the shareholder(s) is/are entitled to vote at the 2022 Annual Meeting of shareholder(s) to be held at 12:00 PM (Eastern) on June 15, 2022, virtually via a live webcast, and any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual Meeting and any other matters incident to the conduct of the Annual Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2022 Annual Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side. GLOBAL INDEMNITY GROUP, LLC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

01—Seth J. Gersch For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03MYPB + + Proposals — The Board of Directors recommends you vote A FOR Proposals 1 and 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card 2. To ratify the appointment of Global Indemnity Group, LLC’s independent auditors. For Against Abstain 1. Election of Directors:

2022 Annual Meeting of Shareholders June 15, 2022, 12:00 PM (Eastern) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries and Thomas M. McGeehan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A and Class B Common Shares of GLOBAL INDEMNITY GROUP, LLC that the shareholder(s) is/are entitled to vote at the 2022 Annual Meeting of shareholder(s) to be held at 12:00 PM (Eastern) on June 15, 2022, virtually via a live webcast, and any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual Meeting and any other matters incident to the conduct of the Annual Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2022 Annual Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side. GLOBAL INDEMNITY GROUP, LLC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. C Non-Voting Items + + Change of Address — Please print new address below. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Notice of Annual Meeting and Proxy Statement are available on or about April 29, 2022, at https://www.envisionreports.com/GBLI.